                            PARTICIPATION AGREEMENT

                                  [NW 1996 D]

                 THIS PARTICIPATION AGREEMENT [NW 1996 D] dated as of April 29, 1996, among (i) Northwest Airlines, Inc., a corporation existing pursuant to the laws of the State of Minnesota (herein called "LESSEE"), (ii) the institution listed on Schedule I hereto and identified therein as the "OWNER PARTICIPANT" which executes and delivers a counterpart of this Agreement and of the Trust Agreement (as hereinafter defined) on or prior to the Delivery Date referred to below, (iii) the institutions listed on Schedule I and identified therein as "LOAN PARTICIPANTS", (iv) First Security Bank of Utah, National Association, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (herein, in such latter capacity, together with any successor owner trustee, called the "OWNER TRUSTEE"), and (v) State Street Bank and Trust Company, a Massachusetts trust company, in its individual capacity and as Indenture Trustee under the Trust Indenture (as hereinafter defined) (herein, in such latter capacity together with any successor indenture trustee, called the "INDENTURE TRUSTEE");

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the Purchase Agreement (as such term is defined in the Lease hereinafter referred to) between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing 757-251 aircraft, including the Aircraft which has been delivered by the Manufacturer to Lessee and is the subject of this Agreement;

                 WHEREAS, concurrently with the execution and delivery of this Agreement,

                 (i) Lessee and the Owner Trustee are entering into a Purchase Agreement Assignment [NW 1996 D], dated as of the date hereof (herein called the "PURCHASE AGREEMENT ASSIGNMENT"), whereby Lessee assigns to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft; and

                 (ii) the Manufacturer has executed the Consent and Agreement [NW 1996 D] (herein called the "CONSENT AND AGREEMENT"), substantially in the form attached to the Purchase Agreement Assignment (herein called the "CONSENT AND AGREEMENT");

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into a Trust Agreement [NW 1996 D], dated as of the date hereof (said Trust Agreement, as the same may be amended or supplemented from time to time, being herein called the "TRUST AGREEMENT", such term to include, unless the context otherwise requires, any Trust Supplement referred to below), with the Owner Trustee, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the

Trust Estate defined in Section 1.01 thereof (herein called the "TRUST ESTATE") for the use and benefit of the Owner Participant;

                 WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture and Security Agreement [NW 1996 D], dated as of the date hereof (said Trust Indenture and Security Agreement, as the same may be amended or supplemented from time to time, being herein called the "TRUST INDENTURE", such term to include, unless the context otherwise requires, the Trust Supplement referred to below) pursuant to which the Owner Trustee issues to each of the Loan Participants one or more secured certificates (herein called collectively, the "SECURED CERTIFICATES", and individually, a "SECURED CERTIFICATE") as evidence of the Owner Trustee's indebtedness to the Loan Participants arising from the Loan Participants' making secured loans to the Owner Trustee to finance a portion of the Owner Trustee's purchase of the Aircraft, which Secured Certificates are to be secured by the mortgage and security interests created by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver a Trust and Indenture Supplement substantially in the form of Exhibit A to the Trust Indenture (the "TRUST SUPPLEMENT") covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and Lessee have entered into the Lease Agreement [NW 1996 D], dated as of the date hereof (such Lease Agreement, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof and this Agreement, herein called the "LEASE", such term to include, unless the context otherwise requires, the Lease Supplement referred to below), whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee the Aircraft on the date (the "DELIVERY DATE") that the Aircraft is sold and delivered by Lessee to the Owner Trustee under the Bill of Sale, and accepted by the Owner Trustee for all purposes of the Lease, such acceptance to be evidenced by the execution of the Trust Supplement covering the Aircraft, and such lease to be evidenced by the execution and delivery of a Lease Supplement covering the Aircraft;

                 WHEREAS, certain terms are used herein as defined in Section 13(a) hereof;

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                 SECTION 1. PARTICIPATIONS IN LESSOR'S COST OF THE AIRCRAFT. (a) Participation by Loan Participants. Subject to the terms and conditions of this agreement, each Loan Participant agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called a "LOAN") in the amount set forth on Schedule II opposite the name of such Loan Participant. Each Loan Participant shall make such Loan to the Owner Trustee on a date to be designated pursuant to Section 2 hereof, by transferring to the account of the Owner Trustee at Bankers Trust Company, New York, New York, Acct. No. 01014789, ABA No. 02-100-1033, not
later than 9:30 a.m., New York City time, on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite such Loan Participant's name in Schedule II hereto.

                 Upon the occurrence of the above transfers by the Loan Participants to the Owner Trustee, to evidence the obligation of the Owner Trustee to repay the Loans together with interest thereon, the Owner Trustee shall issue and the Indenture Trustee shall authenticate Secured Certificates which shall be delivered simultaneously to the Loan Participants under the Trust Indenture to evidence the obligation of the Owner Trustee to repay the Loans together with interest thereon. The Owner Trustee agrees to pay the Secured Certificates in installments in the amounts and on the dates provided in the Trust Indenture together with interest thereon and all other amounts payable with respect thereto, all as more fully provided in the Trust Indenture.

                 (b) Participation by Owner Participant. Subject to the terms and conditions of this Agreement, the Owner Participant hereby agrees to participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft on a date to be designated pursuant to Section 2 hereof, by transferring to the account of the Owner Trustee at Bankers Trust Company, New York, New York, Acct. No. 01014789, ABA No. 02-100-1033, not later than 9:30 a.m., New York City time, on the Delivery Date in immediately available funds in Dollars, the amount set forth opposite the Owner Participant's name in Schedule II hereto.

                 (c) General Provisions. The amount of the participation of each of the Loan Participants and the Owner Participant to be made as provided above in the payment of Lessor's Cost for the Aircraft is hereinafter called such party's "COMMITMENT" for the Aircraft. In case any of the Loan Participants or the Owner Participant shall default in its obligation under the provisions of this Section 1, no other such party shall have any obligation to make any portion of such defaulted amount available or to increase the amount of its Commitment and the obligation of such nondefaulting party shall remain subject to the terms and conditions set forth in this Agreement. Upon receipt by the Owner Trustee of all amounts to be furnished to it on the Delivery Date pursuant to this Section 1 and the satisfaction of the conditions set forth in
Section 4 hereof, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, and the Owner Trustee shall purchase and take title to and accept delivery of the Aircraft. In consideration of the transfer of title to and delivery of the Aircraft to the Owner Trustee, the Owner Trustee shall, simultaneously with such transfer of title and delivery, pay to Lessee from the amounts so furnished it by the Participants, the Lessor's Cost.

                 (d) Determination of Interest Period. The length of each Interest Period shall be determined by Lessee on behalf of the Owner Trustee in accordance with Section 2.02 of the Trust Indenture.

                 SECTION 2. LESSEE'S NOTICE OF DELIVERY DATE. Lessee agrees to give each Participant, the Owner Trustee and the Indenture Trustee at least two Business Days' telecopy or other written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day, which notice shall specify the amount of Lessor's Cost and the amount of each Participant's Commitment for the Aircraft. As to each Participant, the making of its Commitment for the Aircraft available in the manner required by Section 1 shall constitute a waiver of such notice.

                 SECTION 3. INSTRUCTIONS TO THE OWNER TRUSTEE. The Owner Participant agrees that its releasing the amount of its Commitment for the Aircraft to the account of the Owner Trustee in accordance with the terms of
Section 1 shall constitute, subject to satisfaction or waiver of the conditions set forth in Section 4(a), without further act, authorization and direction by the Owner Participant to the Owner Trustee:

                 (i)      to pay to Lessee the Lessor's Cost for the Aircraft;

                 (ii) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Acceptance Certificate;

                 (iii) to accept from Lessee the Bill of Sale and the FAA Bill of Sale for the Aircraft referred to in Section 4(a)(v)(8) and 4(a)(v)(9);

                 (iv) to execute an Aircraft Registration Application, the Lease Supplement and the Trust Supplement, in each case covering the Aircraft;

                 (v) to borrow from the Loan Participants to finance a portion of the Lessor's Cost for the Aircraft and to issue to the Loan Participants Secured Certificates in aggregate principal amount equal to the amount borrowed, pursuant hereto and to the Trust Indenture; and

                 (vi) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.

                 SECTION 4. CONDITIONS. (a) Conditions Precedent to the Participations in the Aircraft. It is agreed that the obligations of each of the Loan Participants and the Owner Participant to participate in the payment of Lessor's Cost and to make available the amount of its respective Commitment are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (v)(5), (x) (insofar as it relates to representations and warranties only contained in the Tax Indemnity Agreement), (xx), (xxv) (insofar as it relates to the Loan Participants), (xxvi) and (xxvii) shall not be a condition precedent to the obligations of the Loan Participants, and paragraphs (iv), (x) (insofar as it relates to the Owner Participant), (xiv), (xvii) and (xxix) shall not be a condition precedent to the obligations of the Owner Participant:

                 (i) The Loan Participants and the Owner Participant shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

                 (ii) No applicable law or regulations or guidelines or interpretations thereof by appropriate regulatory authorities shall be in effect which, in the opinion of such Loan Participant or the Owner Participant, as the case may be, or their respective counsel, would make it a violation of law or regulations or guidelines for such Loan Participant or the Owner Participant to make its Commitment available in accordance with Section 1 hereof or, in the case of such Loan Participant, to acquire a Secured Certificate or to realize the benefits of the security afforded by the Trust Indenture.

                 (iii) In the case of the Owner Participant, the Loan Participants shall have made available the amount of their Commitments for the Aircraft in accordance with Section 1 hereof.

                 (iv) In the case of the Loan Participants, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

                 (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Documentation Agent and the Owner Participant and shall be in full force and effect and executed counterparts shall have been delivered to the Loan Participants and the Owner Participant, or their respective counsel, provided that only each Loan Participant shall receive an executed original of its respective Secured Certificate and provided, further, that an excerpted copy of the Purchase Agreement shall only be delivered to and retained by the Owner Trustee and the Owner Participant (but the Indenture Trustee shall also retain an excerpted copy of the Purchase Agreement which may be inspected by the Documentation Agent and its counsel before the Delivery Date and subsequent to the Delivery Date may be inspected and reviewed by the Indenture Trustee, any Loan Participant and their respective counsel if and only if there shall occur and be continuing an Event of Default), the chattel paper counterpart of the Lease and the Lease Supplement covering the Aircraft dated the Delivery Date shall be delivered to the Indenture Trustee, and the Tax Indemnity Agreement shall only be delivered to Lessee and the Owner Participant and their respective counsel:

                          (1) an excerpted copy of the Purchase Agreement (insofar as it relates to the Aircraft);

                          (2)     the Purchase Agreement Assignment;

                          (3)     the Lease;

                          (4) a Lease Supplement covering the Aircraft dated the Delivery Date;

                          (5)     the Tax Indemnity Agreement;

                          (6)     the Trust Agreement;

                          (7) a Trust Supplement covering the Aircraft dated the Delivery Date;

                          (8)     the Bill of Sale;

                          (9)     the FAA Bill of Sale;

                          (10) an acceptance certificate covering the Aircraft in the form agreed to by the Documentation Agent, the Owner Participant and Lessee (herein called the "ACCEPTANCE CERTIFICATE") duly completed and executed by the Owner Trustee or its agent, which may be a representative of Lessee, and by such representative on behalf of Lessee;

                          (11)    the Trust Indenture;

                          (12)    the Secured Certificates;

                          (13)    the Consent and Agreement;

                          (14)    the Guarantee; and

                          (15)    the Owner Participant Guaranty.

         All of the foregoing documents, together with this Agreement, are sometimes referred to herein, collectively, as the "OPERATIVE DOCUMENTS" and, individually, as an "OPERATIVE DOCUMENT".

                 (vi) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Trust Indenture that are not covered by the recording system established by the Federal Aviation Act shall have been executed and delivered by the Owner Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Documentation Agent shall have been executed and delivered by Lessee or the Owner Trustee and duly filed.

                 (vii) The Loan Participants and the Owner Participant shall have received the following, in each case in form and substance satisfactory to the Documentation Agent and the Owner Participant:

                          (1) a certified copy of the Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee, certified by a Vice President, the Secretary or an Assistant Secretary of Lessee, duly authorizing the sale of the Aircraft and the lease by Lessee of the Aircraft under the Lease and the execution, delivery and performance by Lessee of this Agreement, the Bill of Sale, the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Purchase Agreement Assignment, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on or before the Delivery Date in accordance with the provisions hereof and thereof, and a certified copy of the Certificate of Incorporation and By-Laws of the Guarantor and a copy of resolutions of the Board of Directors of the Guarantor, certified by a Vice President, the Secretary or an Assistant Secretary of the Guarantor, duly authorizing the execution, delivery and performance by the Guarantor of the Guarantee;

                          (2) such other documents and evidence with respect to Lessee, the Guarantor, the Manufacturer, the Owner Trustee, the Owner Participant, the Owner Participant Guarantor, the Indenture Trustee, and the Loan Participants as the Loan Participants or the Owner Participant, or the respective counsel for the Loan Participants or the Owner Participant, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith; and

                          (3) a certificate of Lessee as to the person or persons authorized to execute and deliver this Agreement, the Purchase Agreement Assignment, the Lease, the Lease Supplement covering the Aircraft and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signatures of such person or persons, and a certificate of the Guarantor as to the person or persons authorized to execute and deliver the Guarantee and as to the signatures of such person or persons.

                 (viii) All appropriate action required to have been taken prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

                 (ix) On the Delivery Date the following statements shall be true, and the Documentation Agent and the Owner Participant shall have received evidence satisfactory to it to the effect that:

                          (1) the Owner Trustee has good title (subject to filing and recording the FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft on such Delivery Date, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interests created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and the Trust Supplement, and Liens permitted by clause (v) of Section 6 of the Lease;

                          (2) the Aircraft has been duly certified by the Federal Aviation Administration (or there shall have been received adequate assurances from the Federal Aviation Administration that the certification will be issued as soon as the registration of the Aircraft is complete) as to type and airworthiness in accordance with the terms of the Lease;

                          (3) the FAA Bill of Sale, the Lease, the Lease Supplement, the Trust Indenture and the Trust Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration, and the Trust Agreement shall have been filed (or shall be in the process of being so filed) with the Federal Aviation Administration; and

                          (4) application for registration of the Aircraft in the name of the Owner Trustee has been duly made with the Federal Aviation Administration.

                 (x) On the Delivery Date, (A) the representations and warranties of Lessee, the Owner Participant and the Owner Trustee contained in Sections 7 and 8 of this Agreement and in the Tax Indemnity Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), and (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default.

                 (xi) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant and the Owner Trustee, and reasonably satisfactory as to scope and substance to the Documentation Agent and the Owner Participant, from Cadwalader, Wickersham & Taft, special counsel for Lessee and the Guarantor, as to New York and certain federal law matters, and Lessee's and the Guarantor's in-house or other counsel, as to Minnesota and certain federal law matters and the Delaware General Corporation Law, to the collective effect that:

                          (1) Lessee is a corporation duly organized and validly existing pursuant to the laws of the State of Minnesota and has the corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations under the Lessee Documents. Lessee is a Certificated Air Carrier. The Guarantor is a corporation duly organized and validly existing pursuant to the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Guarantee;

                          (2) the execution, delivery and performance of the Lessee Documents by Lessee and of the Guarantee by the Guarantor have been duly authorized by all necessary corporate action on the part of Lessee and the Guarantor, as the case may be, do not require any approval of stockholders of Lessee or the Guarantor, as the case may be, or, to the knowledge of such counsel after due inquiry, any approval or consent of any trustee or holders of any indebtedness or obligations of Lessee or the Guarantor, as the case may be (or that any such approval or consent as is required has been obtained), and neither the execution and delivery of any thereof by Lessee or the Guarantor, as the case may be, nor the performance by Lessee or the Guarantor, as the case may be, of its respective obligations thereunder (A) contravenes any law, governmental rule or regulation or, to the knowledge of such counsel after due inquiry, judgment or order applicable to or binding on Lessee or the Guarantor, as the case may be, or (B) to the knowledge of such counsel after due inquiry, contravenes or results in any breach of, or constitutes any default under, or results in the creation of any Lien (other than Permitted Liens) upon any property of Lessee or the Guarantor, as the case may be, under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or any other agreement or instrument, corporate charter, by-law or permit issued by any Minnesota or United States governmental authority to which Lessee or the Guarantor, as the case may be, is a party or by which Lessee or the Guarantor, as the case may be, or its properties may be bound or affected;

                          (3) neither the execution and delivery by Lessee of the Lessee Documents or by the Guarantor of the Guarantee nor the performance by Lessee or the Guarantor of their respective obligations thereunder requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Federal or state governmental authority in the United States, except for (A) the registration of the Aircraft (including the placement on board of the owner's copy of the application for registration of the Aircraft and, if necessary, a flying time wire), recordations and other actions referred to in paragraph 5 below and (B) such consents, approvals, notices, registrations and other actions required by the terms of the Lessee Documents or the Guarantee after the Delivery Date;

                          (4) the Guarantee has been duly entered into and delivered by the Guarantor, the Purchase Agreement (insofar as it relates to the Aircraft) has been duly entered into and delivered by Lessee, and each of the other Lessee Documents has been duly entered into and delivered by Lessee and each of such other Lessee Documents and the Guarantee constitutes the legal, valid and binding obligations of Lessee or the Guarantor, as the case may be, enforceable against Lessee or the Guarantor, as the case may be, in accordance with its respective terms, except as limited by (A) general principles of equity, (B) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally, (C) applicable laws which may affect the remedies provided in the Lease, which laws, however, do not in the opinion of such counsel make the remedies provided in the Lease inadequate for the practical realization of the benefits provided thereby, but no opinion is expressed as to the amount or priority of any recovery under any particular circumstances and, in particular, no opinion is expressed as to the effect on such remedies of Section 1-201(37) of the Uniform Commercial Code, as in effect in any jurisdiction, and (D) in the case of indemnity provisions contained in such documents, as limited by public policy considerations;

                          (5) subject to the registration of the Aircraft with the Federal Aviation Administration in the name of the Owner Trustee, and assuming the due and timely filing for recordation in accordance with the provisions of the Federal Aviation Act of (A) the FAA Bill of Sale, (B) the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof and (C) the Trust Indenture with the Trust Supplement attached thereto and made a part thereof, with respect to such portion of the Aircraft as is covered by the recording system established by the Federal Aviation Administration pursuant to Section 44107 of Title 49 of the United States Code by virtue of the same constituting an "aircraft" or an "aircraft engine" as defined in the Federal Aviation Act, no further filing or recording of any document (including any financing statement with respect to the Lease under Article 9 of the Uniform Commercial Code of Minnesota or
                 Utah), is necessary in any applicable jurisdiction within the United States in order (x) to establish the Owner Trustee's title to such portion of the Aircraft as against Lessee or any third parties or (y) to create and perfect the Indenture Trustee's security interest in such portion of the Aircraft as against the Owner Trustee or any third parties. With respect to such portion of the Aircraft, if any, as may not be deemed to constitute an "aircraft" or "aircraft engine" as defined in the Federal Aviation Act, except for the filing of financing statements in appropriate filing offices in the States of Minnesota and Utah and such other states as may be specified in such counsel's opinion, and for the filings of periodic continuation statements with respect to such filings as and when required, (x) under the federal laws of the United States and the laws of the State of New York no filing or recording of any document (including any financing statement) is necessary under Article 9 of the Uniform Commercial Code in order to establish the Owner Trustee's title to such portion of the Aircraft as against Lessee and any third parties in any applicable jurisdiction within the United States, and (y) under the federal laws of the United States and the laws of the State of New York no filing or recording of any document (including any financing statement) is necessary or advisable under Article 9 of the Uniform Commercial Code in order to create or perfect the Indenture Trustee's security interest in such portion of the Aircraft as against the Owner Trustee and any third parties in any applicable jurisdiction within the United States; and

                          (6)     there are no legal or governmental
                 proceedings pending or, to the best knowledge of such in-house counsel, threatened to which Lessee or Guarantor or any of their respective subsidiaries is a party or to which any of the properties of Lessee or Guarantor or any of their respective subsidiaries is subject other than those proceedings summarized in the Guarantor's publicly filed annual, quarterly and other reports filed with the Securities and Exchange Commission, and proceedings which such in-house counsel believes would not reasonably be expected to have a material adverse effect on Lessee and its subsidiaries, taken as a whole, or on the power or ability of Lessee to perform its obligations under the Lessee Documents.

         The opinion contemplated by this paragraph (xi) shall be to such further effect with respect to such other matters as the Documentation Agent or the Owner Participant may reasonably request. Such opinion with respect to the matters specified in this paragraph (xi) may rely exclusively (A) upon the opinion of special counsel in Oklahoma City, Oklahoma, referred to in paragraph (xv) of this Section 4(a) with respect to the matters stated therein, and (B) upon the opinion of Ray, Quinney & Nebeker with respect to the opinion in paragraph (5) above insofar as it relates to the laws of the State of Utah and (C) upon the representations and warranties set forth herein, including, without limitation, in Section 8 hereof, with respect to matters of fact, and may state that no opinion is expressed as to laws other than laws of the State of New York (in the case of such special counsel's opinion), the State of Minnesota and the Delaware General Corporation Law (in the case of Lessee's in-house or other counsel's opinion) and the Federal laws of the United States. Such counsel may assume that, except for the filings and recordations contemplated herein, there are no filings or recordations with respect to the Aircraft, the Lease, the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Supplement or the Trust Indenture with the Federal Aviation Administration, or of Uniform Commercial Code financing statements naming the Owner Trustee as a debtor in the filing offices of the Secretary of State of Minnesota, the Secretary of State of Utah or in any other filing office in the States of Minnesota or Utah, or in such other filing offices in such other jurisdictions as shall be identified in such counsel's opinion.

                 (xii) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee and reasonably satisfactory as to scope and substance to the Documentation Agent, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, from a counsel to the Manufacturer, with respect to the

         Manufacturer Documents and such other matters as such parties may reasonably request.

                 (xiii) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to the Documentation Agent, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, from Ray, Quinney & Nebeker, special counsel for the Owner Trustee, to the effect that:

                          (1) First Security Bank of Utah, National Association is a national banking association duly organized, validly existing and in good standing under the laws of the United States, is a Citizen of the United States and has under the laws of the State of Utah and federal banking law the power, authority and legal right to execute, deliver and carry out in its capacity as Owner Trustee or in its individual capacity, as the case may be, the terms of the Owner Trustee Documents, including the Secured Certificates;

                          (2) each of the Owner Trustee Documents has been duly authorized, executed and delivered by First Security Bank of Utah, National Association, in its individual capacity, as Owner Trustee, or both, as the case may be, and each of the Owner Trustee Documents constitutes the legal, valid and binding obligation of First Security Bank of Utah, National Association, in its individual capacity, as Owner Trustee, or both, as the case may be, enforceable against First Security Bank of Utah, National Association, in its individual capacity, as Owner Trustee, or both, as the case may be, in accordance with its respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, in the case of indemnity provisions contained herein and therein, as limited by public policy considerations, and except that certain of the remedial provisions in the Lease and the Trust Indenture may be limited or rendered unenforceable by applicable laws, which laws, however, do not in the opinion of such counsel make the remedies provided in such document inadequate for the practical realization of the benefits provided thereby;

                          (3) the execution, delivery and performance by the Owner Trustee and by First Security Bank of Utah, National Association, in its individual capacity, or both, as the case may be, of the Owner Trustee Documents and the consummation of the transactions by the Owner Trustee and by First Security Bank of Utah, National Association in its individual capacity contemplated thereby are not and will not be in violation of the articles of association or By-Laws of First Security Bank of Utah, National Association or of any indenture, mortgage, credit agreement, license or other agreement or instrument known to such counsel after due inquiry to which First Security Bank of Utah, National Association in its individual capacity or as the Owner Trustee is a party or by which it is bound, or of any Federal or Utah law, governmental rule or regulation applicable to First Security Bank of Utah, National Association in its individual capacity or as the Owner Trustee or any judgment or order applicable to it and known to such counsel after due inquiry;

                          (4) neither the execution and delivery by the Owner Trustee and, where appropriate, by First Security Bank of Utah, National Association in its individual capacity, or both, as the case may be, of the Owner Trustee's Documents nor the consummation of any of the transactions by the Owner Trustee, by First Security Bank of Utah, National Association in its individual capacity, or both, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing Federal law governing the banking and trust powers of First Security Bank of Utah, National Association or Utah law (except for filings pursuant to the Uniform Commercial Code, and except for compliance with requirements of the Federal Aviation Act as to which such counsel may express no opinion);

                          (5) the Trust Agreement, as supplemented by the Trust Supplement, duly creates for the benefit of the Owner Participant the trust interest in the Trust Estate which the Trust Agreement by its terms purports to create;

                          (6) assuming that Utah law were to govern the perfection of the security interests in the Trust Indenture Estate under the Trust Indenture, except for (i) the Indenture Trustee's taking of possession of the original counterparts of the Lease and the Lease Supplement covering the Aircraft (insofar as the Lease and the Lease Supplement covering the Aircraft may constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in Utah)) and all monies and securities (including instruments) required to be deposited with the Indenture Trustee, and (ii) the filing of Uniform Commercial Code financing statements with the office of the Division of Corporations and Commercial Code of the State of Utah with respect to the security interests created in the Trust Indenture Estate under the Trust Indenture, naming the Owner Trustee as debtor and the Indenture Trustee as secured party, which filing has been duly effected, no other filing or recording or refiling or rerecording is necessary in the State of Utah to create, perfect or maintain the perfected status of such security interest (except for the timely filing of continuation statements in respect of such financing statements);

                          (7) assuming that the Operative Documents were negotiated to a substantial degree in the State of New York and that the closing of a substantial portion of the transactions contemplated by the Operative Documents occurred in the State of New York, the choice of New York law to govern the Participation Agreement, the Lease, and each other Operative Document (other than the Trust Agreement) to which the Owner Trustee or First Security Bank of Utah, National Association in its individual capacity, or both, is a party is, under the laws of the State of Utah, a valid choice of law and should, in a properly presented case, be honored by the courts of the State of Utah;

                          (8) the Owner Trustee has received from Lessee such title to the Aircraft as Lessee had immediately prior to the conveyance to the Owner Trustee, subject to the rights of the Owner Trustee and Lessee under the Lease and the security interest created pursuant to the Trust Indenture and the Trust Supplement;

                          (9) no taxes, fees or other charges, except taxes imposed on fees payable to the Owner Trustee, will be imposed by Salt Lake City or the State of Utah or any political subdivision or taxing authority thereof on or with respect to the execution, delivery or performance of any of the Operative Documents and the trust created pursuant to the Trust Agreement will not be subject to any such taxes, fees or other charges on, based on or measured by the net income of the Trust Estate (as distinguished from the net income of the Owner Participant) solely by reason of the Owner Trustee's location in Salt Lake City or the State of Utah (assuming for purposes of this opinion that the Owner Participant, the Owner Trustee and the Trust Estate would not be subject to any such tax, fee or other charge if the Owner Trustee performed its duties under the Trust Agreement and the Trust Indenture from an office located outside Utah); and

                          (10) there are no pending or, to the knowledge of such counsel after due inquiry, threatened proceedings against or affecting the Owner Trustee before any court or administrative agency, individually or in the aggregate, which, if determined adversely to it, would materially adversely affect the power or ability of the Owner Trustee to perform its obligations under the Owner Trustee Documents.

         Such opinion shall be to such further effect with respect to such other matters incident to the matters covered thereby as the Documentation Agent, the Owner Participant, the Indenture Trustee or Lessee may reasonably request. Such opinion may state that (A) no opinion is expressed as to laws other than the laws of the State of Utah, the Federal laws of the United States governing the banking and trust powers of First Security Bank of Utah, National Association, and the Federal Aviation Act as it relates to paragraph (1) and (B) no opinion is expressed as to the priority of security interests or as to title to any part of the Trust Estate. Such opinion may assume (M) the due authentication of the Secured Certificates by the Indenture Trustee, (N) that the Operative Documents (other than the Trust Agreement) are legal, valid and binding under the laws of the State of New York and (O) the due authorization, execution and delivery of the Trust Agreement by the Owner Participant and of the other Operative

         Documents by each of the parties thereto other than First Security Bank of Utah, National Association in its individual capacity and as the Owner Trustee.

                 (xiv) The Loan Participants shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to the Documentation Agent, the Indenture Trustee, the Owner Trustee and Lessee, from Dewey Ballantine, special counsel for the Owner Participant and the Owner Participant Guarantor, and the Owner Participant's in-house counsel, to the collective effect that:

                          (1) the Owner Participant is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms of the Owner Participant Documents; the Owner Participant Guarantor is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms of the Owner Participant Guaranty;

                          (2) the Owner Participant Documents have been duly authorized, executed and delivered by the Owner Participant and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and, in the case of indemnity provisions contained herein and therein, as limited by public policy considerations; the Owner Participant Guaranty has been duly authorized, executed and delivered by the Owner Participant Guarantor and constitutes the legal, valid and binding obligation of the Owner Participant Guarantor, enforceable against the Owner Participant Guarantor in accordance with its terms, except as limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally;

                          (3) neither the execution and delivery by the Owner Participant of the Owner Participant Documents or by the Owner Participant Guarantor of the Owner Participant Guaranty nor the consummation of any of the transactions by the Owner Participant or the Owner Participant Guarantor contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any governmental authority or agency of the United States, the State of Delaware or the State in which the principal office of the Owner Participant or the Owner Participant Guarantor is located (or any governmental subdivision of any thereof) (except as shall have been duly obtained or given, specifying the same);

                          (4) assuming the due authorization, execution and delivery thereof by the Owner Trustee and the other parties, if any, thereto (other than the Owner Participant in the case of this Agreement), and the due authentication of the Secured Certificates by the Indenture Trustee, the Owner Trustee Documents (other than the Trust Agreement) constitute legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms, except as limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and except that certain of the remedial provisions in the Lease and the Trust Indenture may be limited or rendered unenforceable by applicable laws, which laws, however, do not in the opinion of such counsel make the remedies provided in such document inadequate for the practical realization of the benefits provided thereby;

                          (5) assuming the due authorization, execution and delivery thereof by the Owner Trustee and the Indenture Trustee as aforesaid, the Trust Indenture duly creates for the benefit of the Indenture Trustee the security interests which the Trust Indenture purports to create and the Indenture Trustee is entitled to the benefits and security afforded by the Trust Indenture;

                          (6) the execution, delivery and performance of the Owner Participant Documents by the Owner Participant does not require any approval of stockholders of the Owner Participant, or, to the knowledge of such counsel after due inquiry, any approval or consent of any trustee or holders of any indebtedness or obligations of the Owner Participant (or that any such approval or consent as is required has been obtained), and neither the execution and delivery of the Owner Participant Documents by the Owner Participant nor the performance by the Owner Participant of its obligations thereunder (A) contravenes any law, governmental rule or regulation or, to the knowledge of such counsel after due inquiry, judgment or order applicable to or binding on the Owner Participant or (B) to the knowledge of such counsel after due inquiry, contravenes or results in any breach of, or constitutes any default under, or results in the creation of any Lien (other than Liens provided for in the Operative Documents) upon any property of the Owner Participant under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or any other agreement or instrument, corporate charter or by-law or permit issued by any New York, Delaware or United States governmental authority to which the Owner Participant is a party or by which it or its properties may be bound or affected; the execution, delivery and performance of the Owner Participant Guaranty by the Owner Participant Guarantor does not require any approval of stockholders of the Owner Participant Guarantor, or, to the knowledge of such counsel after due inquiry, any approval or consent of any trustee or holders of any indebtedness or obligations of the Owner Participant Guarantor (or that any such approval or consent as is required has been obtained), and neither the execution and delivery of the Owner Participant Guaranty by the Owner Participant Guarantor, nor the performance by the Owner Participant Guarantor of its obligations thereunder (A) contravenes any law, governmental rule or regulation or, to the knowledge of such counsel after due inquiry, judgment or order applicable to or binding on the Owner Participant Guarantor or (B) to the knowledge of such counsel after due inquiry, contravenes or results in any breach of, or constitutes any default under, or results in the creation of any Lien (other than Liens provided for in the Operative Documents) upon any property of the Owner Participant Guarantor under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, or any other agreement or instrument, corporate charter or by-law or permit issued by any New York, Delaware or United States governmental authority to which the Owner Participant Guarantor is a party or by which it or its properties may be bound or affected; and

                          (7)     there are no pending or, to the best
                 knowledge of such counsel, threatened actions or proceedings against or affecting the Owner Participant before any court or administrative agency individually or in the aggregate which, if determined adversely to the Owner Participant, would have a material adverse effect on the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Documents; there are no pending or, to the best knowledge of such counsel, threatened actions or proceedings against or affecting the Owner Participant Guarantor before any court or administrative agency individually or in the aggregate which, if determined adversely to the Owner Participant Guarantor, would have a material adverse effect on the Owner Participant Guarantor or the ability of the Owner Participant Guarantor to perform its obligations under the Owner Participant Guaranty;

         and to such further effect with respect to such other matters or documents relating to the Owner Participant's or the Owner Participant Guarantor's obligations in connection with this Agreement as the Documentation Agent, the Indenture Trustee, the Owner Trustee or Lessee may reasonably request. Such opinion may rely upon the representations and warranties set forth herein, including, without limitation, in Section 8 hereof, as to matters of fact. Such opinion may state that (M) no opinion is expressed as to laws other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the Federal laws of the United States, and (N) no opinion is expressed as to the priority of security interests or as to title to any part of the Trust Estate.

                 (xv) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to the Documentation Agent, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to the effect that:

                          (1) the FAA Bill of Sale, the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and the Trust Indenture with the Trust Supplement attached thereto are in due form for recording by and have been duly filed for recordation with the Federal Aviation Administration in accordance with the provisions of Section 44107 of Title 49 of the United States Code;

                          (2) proper application for registration of the Aircraft in the name of the Owner Trustee together with the affidavits of the Owner Trustee and the Owner Participant required by Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations and the Trust Agreement have been duly filed with the Federal Aviation Administration in accordance with the Federal Aviation Act, and such counsel is of the opinion that the Federal Aviation Administration will issue a Certificate of Aircraft Registration (AC Form 8050-3) in response to said application;

                          (3) the Owner Trustee is the owner of the legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interests created by the Trust Indenture and such other Liens as are permitted by the Lease or this Agreement;

                          (4) the Aircraft is eligible for registration in the name of the Owner Trustee and will be duly registered in due course in the name of the Owner Trustee pursuant to and in accordance with the provisions of Sections 44102 and 44103 of Title 49 of the United States Code;

                          (5) the Trust Indenture as supplemented by the Trust Supplement creates a duly and validly perfected first priority security interest in the Aircraft and a duly perfected assignment of all the right, title and interest of the Owner Trustee in, to and under the Lease as supplemented by the Lease Supplement (insofar as such security interest affects an interest covered by the recording system established by the Federal Aviation Administration pursuant to
                 Section 44107 of Title 49 of the United States Code), subject only to the Lease and to Liens permitted by the Lease and the Trust Indenture, it being understood that no opinion need be expressed as to the validity or enforceability of such security interest under local law or as against third parties in respect of the Aircraft when the same is outside the United States;

                          (6) none of the Trust Indenture, the Trust Agreement, the Trust Supplement, the Lease or the Lease Supplement is required to be filed or recorded in any other place within the United States in order to perfect the security interest in the Aircraft and the Lease as supplemented by the Lease Supplement (insofar as such security interest affects an interest covered by the recording system established by the Federal Aviation Administration pursuant to
                 Section 44107 of Title 49 of the United States Code), under the applicable laws of any jurisdiction within the United States;

                          (7) no authorization, approval, consent, license or order of, or registration with, or giving of notice to, the FAA Aircraft Registry is required for the valid authorization, delivery or performance of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture and the Trust Supplement except for such authorizations, approvals, consents, licenses, orders, registrations, and notices as have been effected; and

                          (8) no other registration of the Aircraft and no filings or recordings (other than the filings and recordings with the FAA referred to above) are necessary to provide constructive notice to third parties in any jurisdiction within the United States of the Owner Trustee's title to the Aircraft or the beneficial interest of the Owner Participant in the Aircraft.

         Such opinion may state that no opinion is expressed as to laws other than the Federal laws of the United States. Said opinion may also contain a statement to the effect that such opinion is limited to the records maintained by the Federal Aviation Administration Aircraft Registry and does not cover liens that are perfected without the filing of notice thereof with the Federal Aviation Administration, such as Federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens, and is subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Said opinion may also rely on the opinion obtained by such counsel from counsel for the Aeronautical Center of the FAA, satisfactory in form and scope to such counsel, and on past practice of the FAA which is consistent with such Aeronautical Center counsel's opinion.

                 (xvi) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants, the Owner Participant, the Owner Trustee and Lessee, and reasonably satisfactory as to scope and substance to the Documentation Agent, the Owner Participant, the Owner Trustee and Lessee, from Bingham, Dana & Gould LLP, special counsel for the Indenture Trustee, to the effect that:

                          (1) State Street Bank and Trust Company is a Massachusetts trust company, duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the full corporate power, authority and legal right to enter into and perform its obligations under the Indenture Trustee Documents and, in its capacity as Indenture Trustee, to authenticate the Secured Certificates to be delivered on the Delivery Date;

                          (2) the execution, delivery and performance by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, of the Indenture Trustee Documents and the consummation by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, of the transactions contemplated thereby and compliance by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, with the terms thereof including, without limitation, the authentication of the Secured Certificates to be delivered on the Delivery Date, have been duly authorized by all necessary corporate action on the part of State Street Bank and Trust Company, and neither the execution and delivery thereof nor the consummation by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, of the transactions contemplated thereby nor compliance by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, with any of the terms and provisions thereof (i) does or will contravene any law or governmental rule or regulation of the United States governing the banking or trust powers of State Street Bank and Trust Company or the Commonwealth of Massachusetts or any order or judgment known to such counsel and applicable to or binding on State Street Bank and Trust Company, or (ii) does or will contravene or result in any breach of, or constitute any default under, the charter documents or By-Laws of State Street Bank and Trust Company or the provisions of any indenture, mortgage, contract or other agreement, in each case known to such counsel, to which State Street Bank and Trust Company is a party or by which it or any of its properties is or may be bound or affected;

                          (3) neither the execution and delivery by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, of the Indenture Trustee Documents or the certificates of authentication on the Secured Certificates to be delivered on the Delivery Date, nor the performance by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, of any of the transactions contemplated thereby requires or required the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Federal or Massachusetts governmental authority or agency governing the banking or trust powers of State Street Bank and Trust Company or under any Massachusetts law;

                          (4) each of the Indenture Trustee Documents has been duly executed and delivered by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights;

                          (5) the Secured Certificates to be issued and dated the Delivery Date have been duly authenticated and delivered by the Indenture Trustee pursuant to the terms of the Indenture Trustee Documents;

                          (6) to the best knowledge of such counsel, there are no pending or threatened actions or proceedings against or affecting State Street Bank and Trust Company before any court or administrative agency or arbitration board or tribunal which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of State Street Bank and Trust Company to perform its obligations under the Indenture Trustee Documents; and

                          (7)     there are no taxes, fees or other
                 governmental charges ("TAXES") payable under the laws of the Commonwealth of Massachusetts with respect to the execution of and delivery by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, of any of the Indenture Trustee Documents (except for taxes on any fees payable to State Street Bank and Trust Company in its individual capacity) which would not have been imposed if State Street Bank and Trust Company did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Indenture Trustee Documents in Massachusetts. Neither State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, the Owner Participant, the Owner Trustee, nor the trust created by the Trust Agreement will, as a result of the transactions contemplated thereby, be subject to any taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for taxes on any fees payable to State Street Bank and Trust Company in its individual capacity) which would have not been imposed if State Street Bank and Trust Company did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Indenture Trustee Documents in Massachusetts, and there are no taxes under the laws of the Commonwealth of Massachusetts or any political subdivision thereof (except for taxes on any fees payable to State Street Bank and Trust Company in its individual capacity) upon or with respect to the Aircraft or any Engine or any part of any interest therein, or the purchase, ownership, delivery, lease, sublease, possession, presence, use, operation, condition, storage, maintenance, modification, alteration, repair, sale, return, transfer or other disposition of the Aircraft or any Engine which would not have been imposed if State Street Bank and Trust Company did not have its principal place of business in Massachusetts or did not perform its administrative duties under the Indenture Trustee Documents in Massachusetts;

         and to such further effect with respect to such other matters incident to the matters covered thereby as the Documentation Agent, the Owner Participant, the Owner Trustee and Lessee may reasonably request.
         Such opinion may state that no opinion is expressed as to laws other than the internal substantive laws of the Commonwealth of Massachusetts and the Federal laws of the United States. Such opinion may further state that with respect to paragraph (4) in connection with the opinion relating to legality, validity and binding effect of the documents there referred to, such counsel has assumed that the laws of the jurisdictions whose laws govern such documents are not materially different from the internal substantive laws of the Commonwealth of Massachusetts.

                 (xvii) The Loan Participants shall have received from Vedder, Price, Kaufman & Kammholz, special counsel for the Loan Participants, a favorable opinion satisfactory in substance and form to the Documentation Agent, as to such matters incident to the transactions contemplated hereby as the Documentation Agent may reasonably request.

                 (xviii) The Loan Participants and the Owner Participant shall have received a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President of Lessee, dated the Delivery Date, addressed to the Loan Participants and the Owner Participant and certifying as to the matters stated in paragraphs (viii), (x) (A) (insofar as it relates to Lessee) and
         (xxii) of this Section 4(a). Copies of the orders, permits, waivers, authorizations, exemptions and approvals referred to in Section 4(a)(viii) shall have been furnished to the Loan Participants and the Owner Participant.

                 (xix) The Owner Participant and the Loan Participants shall, by making their Commitments available as provided in Section 1(b) of this Agreement, be deemed to have reaffirmed the representations and warranties made by them in Section 8 of this Agreement.

                 (xx) The Owner Participant shall have received an opinion, in form and substance satisfactory to the Owner Participant, from Aeroeconomics, Inc., independent aircraft appraisers, or such other recognized aircraft appraiser, to the effect, among other relevant matters, that (A) the Aircraft will have, at the end of the third Fixed Renewal Term, (i) at least 20% of its original economic life remaining and (ii) a fair market value of at least 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation during the Interim Term, the Basic Term and the Fixed Renewal Terms or the terms of any purchase option provided in the Lease) and taking into account any costs to the Owner Trustee or the Owner Participant of removal and delivery of the Aircraft to the Owner Trustee at the end of the third Fixed Renewal Term; (B) the fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost; and (C) it will be commercially feasible for a third party to utilize the Aircraft at the end of the third Fixed Renewal Term.

                 (xxi) The Loan Participants and Owner Participant shall have received an independent insurance broker's report, in form and substance satisfactory to the Documentation Agent and the Owner Participant, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

                 (xxii) On the Delivery Date it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

                 (xxiii)  Lessor's Cost for the Aircraft shall be $50,000,000.

                 (xxiv) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                 (xxv) The representations and warranties of the Indenture Trustee and the Loan Participants contained in Section 8 shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and each Participant shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Indenture Trustee addressed to such Participant and certifying as to the foregoing matters with respect to the Indenture Trustee.

                 (xxvi) The Owner Participant shall have received from Dewey Ballantine, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transaction contemplated by the Operative Documents.

                 (xxvii) In the opinion of the Owner Participant and its special counsel, there shall have been, since the date hereof, no amendment, modification, addition, or change in or to the provisions of the Internal Revenue Code of 1986, as amended through the date hereof, and the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on the date hereof, the effect of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in Section 2 of the Tax Indemnity Agreement.

                 (xxviii) The Loan Participants and the Owner Participant shall have received a favorable opinion addressed to the Loan Participants and the Owner Participant, and reasonably satisfactory as to scope and substance to the Documentation Agent and the Owner Participant, from Cadwalader, Wickersham & Taft, special counsel for Lessee, which opinion shall state (with customary assumptions and qualifications) that the Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Trust Indenture, would be entitled to the benefits of 11 U.S.C. Section 1110 with respect to the Aircraft.

                 (xxix) The Loan Participants shall have received an opinion, in form and substance reasonably satisfactory to the Documentation Agent, from BK Associates, Inc., independent aircraft appraisers, to the effect that the fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost.

                 (xxx) Lessee shall have executed and delivered to the Owner Participant a letter from the Owner Participant to Lessee relating to Lessee's weighted average cost of capital.

                 Promptly upon the registration of the Aircraft and the recording of the Trust Indenture, the Lease, the Lease Supplement covering the Aircraft and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Loan Participants, the Indenture Trustee, the Owner Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the FAA Bill of Sale, the Trust Indenture, such Lease Supplement, such Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

                 (b)      Conditions Precedent to the Obligations of Lessee.
It is agreed that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee and (B) to accept delivery of the Aircraft under the Lease, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

                 (i) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect on the Delivery Date.

                 (ii) The conditions specified in Sections 4(a)(ii), 4(a)(iii) and 4(a)(iv) hereof shall have been satisfied.

                 (iii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee and the Guarantor) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Secured Certificates) shall have been delivered to Lessee or its special counsel.

                 (iv) Lessee shall have received a copy of the resolutions or other instruments satisfactory to Lessee of the Board of Directors of the Owner Participant, or other evidence of authority satisfactory to Lessee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Owner Participant, duly authorizing or evidencing authority for the execution, delivery and performance by the Owner Participant of all of the Owner Participant Documents, a copy of the resolutions or other instruments satisfactory to Lessee of the Board of Directors of the Owner Participant Guarantor, certified as of the Delivery Date by the Secretary or Assistant Secretary of the Owner Participant Guarantor, duly authorizing the execution, delivery and performance by the Owner Participant Guarantor of the Owner Participant Guaranty, and a copy of the general authorizing resolutions of the boards of directors of the Indenture Trustee and the Owner Trustee, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee and the Owner Trustee, respectively, which authorize the execution, delivery and performance by the Indenture Trustee of the Indenture Trustee Documents and the Secured Certificates and by the Owner Trustee of the Owner Trustee Documents, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Participant, the Owner Participant Guarantor and the Owner Trustee as Lessee or its special counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

                 (v) The representations and warranties of the Loan Participants, the Indenture Trustee, the Owner Participant and the Owner Trustee, contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively, addressed to Lessee and certifying as to the foregoing matters with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively.

                 (vi) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date and in each case in scope and substance reasonably satisfactory to Lessee and Lessee's special counsel.

                 (vii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                 (viii) No applicable law or regulations or guidelines or interpretations by appropriate regulatory authorities shall be in effect which, in the opinion of Lessee or its special counsel, would make it a violation of law or regulations or guidelines for Lessee to enter into any transaction contemplated by the Operative Documents.

                 (ix) In the opinion of Lessee and its special counsel, there shall have been, since the date hereof, no amendment, modification, addition or change in or to the Internal Revenue Code of 1986, as amended through the date hereof, the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation of Lessee under any of the Operative Documents.

                 (x) Lessee shall have been paid Lessor's Cost for the Aircraft.

                 SECTION 5. PUBLICITY. Each party hereto agrees that it will use its best efforts not to disclose, or permit any of its employees or agents to disclose, the identity of the Owner Participant or the terms of the Operative Documents in connection with the issuance or release for external publication of any article or advertising or publicity matter relating to the terms and conditions of any of the Operative Documents or the transactions contemplated thereby without the prior written consent of the Owner Participant and Lessee, provided that nothing in this Section 5 shall prevent the Loan Participants from publishing a tombstone which may include the initial principal amount of the Secured Certificates, provided, further, that no such tombstone shall disclose the identity of the Owner Participant without the prior written consent of the Owner Participant.

                 SECTION 6. EXTENT OF INTEREST OF CERTIFICATE HOLDERS. No Certificate Holder (as defined in the Trust Indenture) shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the principal of and interest on all Secured Certificates held by such holder and all other sums payable to such holder hereunder, under the Trust Indenture and under such Secured Certificates shall have been paid in full. Each of the Loan Participants and, by its acceptance of a Secured Certificate, each Certificate Holder agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Article III of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to the Loan Participants or any Certificate Holder for any amounts payable under the Secured Certificates, the Trust Indenture or hereunder, except as expressly provided in the Operative Documents.

                 SECTION 7. LESSEE'S REPRESENTATIONS, WARRANTIES AND INDEMNITIES. (a) In General. Lessee represents, warrants and covenants to each of the Loan Participants, the Owner Trustee, the Indenture Trustee, and the Owner Participant that as of the Delivery Date:

                 (i) Lessee is a corporation duly organized and validly existing pursuant to the laws of the State of Minnesota; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, other than failures to qualify which would not have a material adverse effect on the consolidated business, assets, properties or condition (financial or otherwise) of Lessee and its subsidiaries taken as a whole or on the ability of Lessee to perform its obligations under the Lessee Documents; is a Certificated Air Carrier; has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) located at Eagan, Minnesota; holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States and/or all other governmental authorities having jurisdiction necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger service as presently conducted (other than those licenses, certificates, permits and franchises which, if not obtained, would not have a material adverse effect on the consolidated business assets, properties or condition (financial or otherwise) of Lessee and its subsidiaries taken as a whole or on the ability of Lessee to perform its obligations under the Lessee Documents); and has the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations under the Lessee Documents;

                 (ii) the execution, delivery and performance by Lessee of the Lessee Documents will, on the Delivery Date, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Delivery Date will have been duly obtained, and none of such agreements contravenes any law, judgment, government rule, regulation or order binding on Lessee or the certificate of incorporation or By-Laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its properties may be bound or affected;

                 (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Federal, State or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee required to be obtained on or prior to the Delivery Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or will on the Delivery Date be, in full force and effect (other than a flying time wire, all steps to obtain the issuance of which will have been, on the Delivery Date, taken or caused to be taken by Lessee), (B) the registration of the Aircraft referred to in Section 4(a)(ix)(4) and (C) such consents, approvals, notices, registrations and other actions required by the terms of the Lessee Documents to the extent required to be given or obtained only after the Delivery Date;

                 (iv) on the Delivery Date the Lessee Documents will each constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof (subject to the qualifications set forth in clause (4) of the form of opinion of counsel to Lessee in Section 4(a)(xi));

                 (v) there are no pending or, to the best of Lessee's knowledge, threatened actions, suits or proceedings before any court or administrative agency which might materially adversely affect the business, condition (financial or otherwise), operations or properties of Lessee and its subsidiaries taken as a whole or Lessee's ability to perform its obligations under the Operative Documents;

                 (vi) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, the Trust Indenture with the Trust Supplement attached thereto and made a part thereof and the FAA Bill of Sale, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Minnesota and Utah and such other states as may be specified in the opinion furnished pursuant to Section 4(a)(xi) hereof, and (D) the taking of possession by the Indenture Trustee of the original counterpart of each of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect the Owner Trustee's title to and the Indenture Trustee's security interest in the Aircraft as against Lessee and any third parties in any applicable jurisdictions in the United States;

                 (vii) there has not occurred any event which constitutes an Event of Default under the Lease (or any event which with the giving of notice or the passage of time or both would constitute an Event of Default under the Lease) which is presently continuing;

                 (viii) Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft; after the sale of the Aircraft the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft is made without any intent to hinder, delay or defraud either present or future creditors;

                 (ix)(a) The consolidated balance sheets of the Guarantor and its consolidated subsidiaries as of December 31, 1995 and the related consolidated statements of operations, cash flows and common stockholders' equity of the Guarantor and its consolidated subsidiaries for the year then ended, which have been audited by independent certified public accountants, copies of which have been furnished to the Owner Participant and each Loan Participant, fairly present the consolidated financial condition of the Guarantor and its consolidated subsidiaries as at such date and the results of operations and cash flow of the Guarantor and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied and since December 31, 1995 there has been no material adverse change in the consolidated financial condition, cash flow or results of operations of the Guarantor and its consolidated subsidiaries;

                 (x) on the Delivery Date, the Owner Trustee will receive good title to the Aircraft free and clear of all Liens, except Liens permitted by clause (v) of Section 6 of the Lease, the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture and the beneficial interest of the Owner Participant in the Aircraft;

                 (xi) none of the proceeds from the issuance of the Secured Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin security" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System;

                 (xii) Lessee is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

                 (xiii) On the Delivery Date, all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein;

                 (xiv) On the Delivery Date, the Aircraft will be duly certified by the FAA as to type and airworthiness, will be insured by Lessee in accordance with the terms of the Lease and will be in the condition and state of repair required under the terms of the Lease; and

                 (xv) neither Lessee nor any subsidiary of Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (b)   General Tax Indemnity. [Reserved]

                 (c)      General Indemnity.  [Reserved]

                 (d) Income Tax. For purposes of this Section 7, the term "INCOME TAX" means any Tax based on or measured by gross or net income or receipts (other than taxes in the nature of sales, use, license, property or value added Taxes (except value added taxes in the nature of any income, franchise, capital, doing business, excess profits or net worth tax) (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items), and Taxes which are capital, doing business, excess profits or net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

                 SECTION 8.       REPRESENTATIONS, WARRANTIES AND COVENANTS.
(a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf has directly or indirectly offered any interest in the Trust Estate or any Secured Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended, or the securities laws, rules and regulations of any state.

                 (b) Lessee represents and warrants that neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any interest in the Trust Estate or any Secured Certificates for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended, or the securities laws, rules and regulations of any state.

                 (c) Each of the Owner Participant and First Security Bank of Utah, National Association, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement. The Owner Participant agrees, solely for the benefit of Lessee and the Loan Participants, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) promptly effect a voting trust, voting powers agreement or other similar arrangement or take any other action as may be necessary to prevent any deregistration and to maintain the United States registration of the Aircraft. It is agreed that: (A) the Owner Participant shall be liable to pay on request to each of the other parties hereto and to each holder of a Secured Certificate for any damages suffered by any such other party or holder as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(c) proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to pay on request to Lessee, any Sublessee and the Loan Participants for any damages which may be incurred by Lessee, any Sublessee or the Loan Participants as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this
Section 8(c). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(c). First Security Bank of Utah, National Association, in its individual capacity, agrees that if at any time an officer or responsible employee of the Corporate Trust Department of First Security Bank of Utah, National Association, shall obtain actual knowledge that First Security Bank of Utah, National Association, has ceased to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or First Security Bank of Utah, National Association, in its individual capacity, does not comply with the requirements of this Section 8(c), the Owner Trustee, the Indenture Trustee and the Participants hereby agree that an Event of Default (or an event which would constitute an Event of Default but for lapse of time or the giving of notice or both) shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

                 (d)      First Security Bank of Utah, National Association, in
its individual capacity, represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are kept is Salt Lake City, Utah. First Security Bank of Utah, National Association, in its individual capacity, agrees that it will not change the location of such office to a location outside of Salt Lake City, Utah, without prior written notice to all parties. First Security Bank of Utah, National Association, in its individual capacity, further represents and warrants that (A) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee, and (B) the Trust Agreement, and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the other Owner Trustee Documents, when executed and delivered, shall have been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the
Owner Trustee.   First Security Bank of Utah, National Association, in its
individual capacity, represents that it has not offered any interest in the Trust Estate or any Secured Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, and that no officer or responsible employee of the Corporate Trust Department of First Security Bank of Utah, National Association, has knowledge of any such offer or solicitation by anyone other than Lessee.

                 (e) Each Loan Participant represents and warrants that neither it nor anyone acting in its behalf has offered any Secured Certificates or any similar securities related to the Aircraft for sale to, or solicited any offer to buy any Secured Certificate from, any person or entity other than in a manner in compliance with, and which does not require registration under, the Securities Act of 1933, as amended, or the rules and regulations thereunder or the securities laws, rules and regulations of any state.

                 (f) The Owner Participant and each of the Loan Participants agree that, at any time after the Depreciation Period, as long as no Event of Default or a Default of the type referred to in Section 14(a) or 14(e) of the Lease shall have occurred and be continuing, Lessee may elect to effect a change in registration of the Aircraft, at Lessee's cost and expense, so long as (a) the country of registry of the Aircraft is a country listed on Exhibit A hereto (or such other country as the Owner Participant approves) and
(b) the following conditions are met: (i) unless the country of registry is Taiwan, the United States maintains normal diplomatic relations with the country of registry of the Aircraft, and if the country of registry is Taiwan, the United States maintains diplomatic relations at least as good as those in effect on the Delivery Date; and (ii) the Owner Trustee and the Indenture Trustee shall have received favorable opinions (subject to customary exceptions) addressed to each such party, from counsel qualified in the laws of the relevant jurisdiction and reasonably satisfactory to the Owner Participant, to the effect that:

                 (A) the Owner Trustee's ownership interest in the Aircraft shall be recognized under the laws of such jurisdiction, (B) the obligations of Lessee, and the rights and remedies of the Owner Trustee, under the Lease shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law), (C) after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner Trustee's right, title and interest in and to the Aircraft and the Lease shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Owner Trustee and the Indenture Trustee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee and the Indenture Trustee on or prior to the effective date of such change in registration), (D) none of the Owner Trustee, the Owner Participant or the Indenture Trustee will be required to register to do business in the country in which the Aircraft is to be registered as a result of such reregistration, after (1) taking into account any other contacts of the Owner Trustee and the Owner Participant with such jurisdiction (provided, that upon request by Lessee (such request having been acknowledged by the Owner Participant's general counsel), the Owner Trustee and the Owner Participant must respond within fourteen (14) Business Days after receipt of such request describing its contacts in the jurisdiction of reregistration, or else such party shall be deemed for purposes of this clause (D) to have no such contacts) and (2) assuming that the Indenture Trustee has no other contacts with such jurisdiction, (E) there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk), and (F) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such jurisdiction so long as such Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of such Aircraft in the event of the requisition by such government of such use.

In addition, as a condition precedent to any such change in registration, (a) Lessee shall furnish to the Owner Trustee and the Indenture Trustee an Officer's Certificate to the effect that the insurance required by Section 11 of the Lease shall be in full force and effect at the time of such change in registration after giving effect to such change in registration and that the new country of registry imposes aircraft maintenance standards not materially different from those of the United States, France, Germany, Japan, the Netherlands or the United Kingdom and (b) the Owner Participant shall have received assurances satisfactory to it that (i) the original indemnities in favor of it under this Agreement afford it substantially the same protection as provided prior to such change in registry, and (ii) such change will not result in the risk of, or the imposition of, or increase the amount of, any Tax for which Lessee is not required to indemnify under the Operative Documents, or is not then willing to enter into a binding agreement to indemnify in a manner satisfactory in form and substance, which may include consideration of the creditworthiness of Lessee, to the Owner Participant; provided, however, that if (A) Lessee (or, so long as the Guarantee remains in full force and effect, the Guarantor) has outstanding publicly issued or privately placed unsecured indebtedness (excluding any short-term commercial paper) with a rating of "BBB" or better from S&P and "Baa2" or better from Moody's, or (B) Lessee provides the Owner Participant with cash collateral or a letter of credit reasonably satisfactory in form and substance to Lessor, the amount of which is sufficient (as determined by the Owner Participant in its reasonable judgment) to cover any anticipated adverse tax consequences for which the Owner Participant has been indemnified by Lessee under the Operative Documents in addition to any additional adverse tax consequences resulting from such reregistration or (C) the anticipated indemnified amount (as determined by the Owner Participant in its reasonable judgment) is less than $50,000, then, in determining whether the indemnity to be provided by Lessee is satisfactory in form and substance to the Owner Participant, the Owner Participant will not take into account the creditworthiness of Lessee. Lessee shall pay all costs, expenses, fees, recording and registration taxes, including the reasonable fees and expenses of counsel to the Owner Trustee, the Owner Participant and the Indenture Trustee, and other charges in connection with any such change in registration.

                 (g) The Owner Participant represents and warrants to Lessee, the Indenture Trustee, the Loan Participants and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

                 (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

                 (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and, subject to and in reliance upon the representations made by the Loan Participants and Lessee in
         Section 8(q) hereof, neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to financing or the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents) upon any property of the Owner Participant under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected provided, that no representation or warranty as to ERISA (as hereinafter defined) is made by the Owner Participant except as set forth in Section 8(q)(A);

                 (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant in accordance with the terms thereof (subject to the qualifications set forth in clause (2) of the opinion of counsel to the Owner Participant in Section 4(a)(xiv));

                 (iv) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Documents;

                 (v) upon the execution and delivery of the Trust Indenture, the Trust Indenture Estate will be free and clear of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to the Owner Participant;

                 (vi) neither the execution and delivery of the Owner Participant Documents nor the performance by the Owner Participant of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Federal, state or foreign government authority or agency except for those exceptions referred to in Section 7(a)(iii) which may be applicable to the Owner Participant and the Owner Participant Documents (it being understood that no representation or warranty is made with respect to the laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law); and

                 (vii) the Owner Participant is not an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (h) Each of First Security Bank of Utah, National Association, in its individual capacity, and the Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each of First Security Bank of Utah, National Association, in its individual capacity, and the Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of First Security Bank of Utah, National Association, in its individual capacity, and the Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof.

                 (i) State Street Bank and Trust Company, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (A) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Indenture Estate pursuant to the Trust Indenture, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct,
(C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 pursuant to said
Section 7, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, any borrowing pursuant to Section 9 hereof or a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                 (j) Each Loan Participant represents, warrants, covenants and agrees as to itself: (i) that this Agreement has been duly authorized, executed and delivered by such Loan Participant and this Agreement constitutes a legal, valid and binding obligation of such Loan Participant enforceable against such Loan Participant in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) that such Loan Participant is duly organized and validly existing under the laws of its jurisdiction of organization; and (iii) that such Loan Participant has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement.

                 (k) Each Loan Participant represents and warrants that the Secured Certificate to be issued to it pursuant to the Trust Indenture is being acquired by it for investment and not with a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in each Secured Certificate issued to it), provided that the disposition of its property shall at all times be and remain within its control, except that the Loan Participants may sell, transfer or otherwise dispose of any Secured Certificate or any portion thereof, or grant participations therein, in a manner which in itself does not require registration under the Securities Act of 1933, as amended, and which is consistent with the applicable provisions of the Credit Agreement and subject to the provisions hereof.

                 (l) The Indenture Trustee, and by acceptance of the Secured Certificates the Certificate Holders, hereby (i) agree that for purposes of the application of Section 1111(b) of Title 11 of the United States Code or any successor provision or any comparable provisions that the "debtor" in any bankruptcy proceeding involving the assets held or administered pursuant to the Trust Agreement shall be strictly limited to the Trust Estate (excluding the Excluded Payments) and (ii) make (and hereby agree to make), with respect to the Trust Indenture Estate, the election provided for in Section 1111(b)(2) of Title 11 of the United

States Code. It is hereby agreed by the Indenture Trustee, and by the acceptance of the Secured Certificates the Certificate Holders hereby agree, that if (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision or any comparable proceeding, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to the holder(s) of the Secured Certificates or to the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal or interest on the Secured Certificates and (iii) any holder(s) of the Secured Certificates or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of (ii) above, then such holder(s) or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(l), "EXCESS PAYMENT" means the amount by which such payment exceeds the amount which would have been received by the holder(s) of the Secured Certificates or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 8(l) shall prevent the holder of a Secured Certificate or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) under this Agreement or the Trust Indenture (and any exhibits or annexes thereto) or the Owner Participant under this Agreement.

                 (m) State Street Bank and Trust Company represents and warrants, in its individual capacity, to Lessee, the Owner Trustee and each Participant as follows:

                 (i) it is a Citizen of the United States without making use of any voting trust, voting powers trust agreement or other similar arrangement, will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States without making use of any voting trust, voting powers trust agreement or other similar arrangement, is likely to change and that it will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture if it should cease to be a Citizen of the United States without making use of any voting trust, voting powers trust agreement or other similar arrangement;

                 (ii) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Secured Certificates to be delivered on the Delivery Date;

                 (iii) the Indenture Trustee Documents and the authentication of the Secured Certificates to be delivered on the Delivery Date have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or state law or governmental rule or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or By-Laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

                 (iv) each of the Indenture Trustee Documents has been duly executed and delivered by State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, enforceable against State Street Bank and Trust Company, in its individual capacity or as Indenture Trustee, as the case may be, in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights.

                 (n) So long as the Aircraft shall be subject to the Lease and at all times prior to the release of the Lien of the Trust Indenture, the Owner Participant will not, directly or indirectly, sell, assign, convey or otherwise transfer any of its right, title or interest in and to the Aircraft, this Agreement, the Trust Estate, the Tax Indemnity Agreement, or the Trust Agreement or any proceeds therefrom to any person or entity, unless the proposed transferee is a "Transferee" (as defined below), and such sale, assignment, conveyance or transfer is with respect to all, but not less than all, of such Transferee's right, title and interest to a single entity (except that the Owner Participant may transfer to one or more Transferees all or any portion of its interest, if any, in the residual value of the Aircraft (which interest shall not include any of the Owner Participant's right, title or interest in any of the Operative Documents); provided that such transfer of residual value shall result in no increase, decrease or change in any of Lessee's, any Loan Participant's, or the Indenture Trustee's obligations, rights or responsibilities under the Operative Documents and that such Transferee or Transferees of residual value shall have no right to consent or object to any matter or decision under, or relating to, the Aircraft or any of the Operative Documents and provided, further, that no Lien shall result from such transfer). A "TRANSFEREE" shall mean either (A) a bank or other financial institution or insurance company with a combined capital, surplus and undivided profits of at least $50,000,000 or a corporation whose tangible net worth is at least $50,000,000, exclusive of goodwill, in either case as of the proposed date of such transfer, as determined in accordance with generally accepted accounting principles, or (B) any subsidiary of such a bank, financial institution, insurance company, or corporation, provided that such bank, financial institution, insurance company, or corporation furnishes to the Owner Trustee, the Loan Participants, the Indenture Trustee and Lessee a guaranty with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Loan Participants, the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, including but not limited to, under Section 8(c) and Section 8(h) hereof, in the form attached as Exhibit D hereto; provided, however, that any Transferee shall not be

(i) an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or (ii) other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person (unless such entity is General Electric Company, International Lease Finance Corporation, any similar entity or any of their respective Affiliates, provided, that (I) such entity is not included within the immediately preceding clause (i) of this subsection (n) and (II) no such entity has, through ownership of common or preferred stock, effective voting control of an entity described in such immediately preceding clause (I)). Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a Citizen of the United States (or has effected a voting trust agreement, voting powers agreement or other similar arrangement so as not to affect the then continued (if applicable) United States registration of the Aircraft), and has full power and authority to enter into the transactions contemplated hereby, (N) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby and such Transferee shall have delivered to Lessee, the Owner Trustee, the Indenture Trustee and the Loan Participants an opinion of counsel in the form attached as Exhibit E hereto, (O) the Transferee enters into (i) an agreement in the form attached as Exhibit B hereto or (ii) such other form approved by Lessee and the Indenture Trustee whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and each other Operative Document to which the Owner Participant is a party and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in, the Owner Participant Documents and makes the representations and warranties comparable to those made by the Owner Participant thereunder provided that with respect to ERISA, the Transferee makes the representations and warranties contained in Section 7(h) of the agreement in the form attached as Exhibit B hereto, (P) such transfer does not affect registration of the Aircraft under the Federal Aviation Act, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provision of the Securities Act of 1933, as amended, or any other applicable Federal or state law (provided that the term "applicable Federal law" shall not include ERISA), (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, Amortization Deductions and MACRS Deductions and the risk of any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, (R) the transferor Owner Participant pays all of the costs and expenses (including, without limitation, fees and expenses of counsel) incurred in connection with such transfer, including the costs and expenses of the Owner Trustee, the Indenture Trustee, Lessee and the Loan Participants in connection therewith unless such transfer is effected in connection with the exercise of remedies as a result of and during the continuance of an Event of Default in which case any expenses incurred by Lessee in connection with such transfer shall not be reimbursed, and (S) the terms of the Operative Documents and the Overall Transaction shall not be altered. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferor Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fully attributable to or arising out of acts or events occurring prior thereto and not assumed by the Transferee (in each case, to the extent of the participation so transferred). If the Owner Participant intends to transfer any of its interests hereunder, it shall give 20 days' prior written notice thereof to the Loan Participants, the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee.

                 Upon any such transfer, Lessee shall, at the Transferee's expense, use its reasonable efforts promptly to cause to be obtained new insurance certificates (consistent with the provisions of Section 11 of the Lease) that reflect the interest of the Transferee in the Aircraft.

                 (o) Notwithstanding the provisions of Section 8(x) hereof, unless waived by the Loan Participants, Lessee shall not be entitled to assume the Secured Certificates on the date for purchase of the Aircraft pursuant to Section 19(d) of the Lease if on such date an Event of Default shall have occurred and be continuing or any condition or event shall exist which, with the passage of time or giving of notice or both, would become such an Event of Default.

                 (p) First Security Bank of Utah, National Association, and State Street Bank and Trust Company, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

                 (q)(A) Each Participant represents and warrants that it is not acquiring its interest in the Trust Estate, any Secured Certificate or any interests represented thereby with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of any "plan" within the meaning of Section 4975(e)(1) of the Code or of any entity the assets of which constitute "plan" assets under ERISA. Each Loan Participant agrees that it will not transfer any Secured Certificate (or any part thereof) to any entity (except pursuant to Section
2.14 of the Trust Indenture) unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer as set forth in the preceding sentence and a covenant as set forth in this sentence.

                 (B) Lessee represents and warrants that: none of (i) the execution and delivery of this Agreement and the other Operative Documents,
(ii) the initial purchase by the Loan Participants of the Secured Certificates, and (iii) the initial acquisition by the Owner Participant of its beneficial interest in the Trust Estate will involve any non-exempt prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A) through
(D) of the Code (such representation being made in reliance upon and subject to the accuracy of the representations contained in subparagraph (A) of this
Section 8(q)).

                 (r) Each Participant, the Owner Trustee and the Indenture Trustee agrees for the benefit of the Manufacturer and Lessee that it will not disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation or to any regulatory authorities having official jurisdiction over them, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of Secured Certificates (including by way of participation or assignment of an interest, provided such participant or assignee agrees to hold such terms confidential to the same extent as herein provided) or the Owner Participant's beneficial interest in the Trust Estate and any exercise of remedies under the Lease and the Trust Indenture), (C) with the prior written consent of the Manufacturer and Lessee, (D) to the Owner Trustee's, the Indenture Trustee's and each Participant's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, or (E) in the case of the Owner Participant and/or the Owner Trustee, it may disclose so much of the Purchase Agreement as has been assigned to the Owner Trustee under the Purchase Agreement Assignment and not specifically reserved to Lessee under
Section 1 thereof, to bona fide potential purchasers of the Aircraft.

                 (s) The Owner Trustee and the Owner Participant severally, not jointly, represent and warrant that none of the funds made available by the Loan Participants pursuant to Section 1 hereof will be used for the purpose of purchasing or carrying any "margin security" as defined in Regulation G of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry such margin security or for any other purpose which might cause the transaction contemplated by this Agreement to constitute a "purpose credit" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System, assuming that the proceeds were and are applied as contemplated by the provisions of this Agreement.

                 (t) Each Loan Participant covenants and agrees that it shall not cause or permit to exist a Loan Participant Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each Loan Participant agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge such Loan Participant Lien attributable to it. Each Loan Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Loan Participant Lien attributable to it. Each Loan Participant agrees that Lessee may, on behalf of the Owner Trustee and upon notice to the affected Certificate Holder, arrange for another institution (which may be a Certificate Holder) to purchase the Secured Certificates of the affected Certificate Holder by paying the affected Certificate Holder an amount equal to the unpaid principal amount of the Secured Certificates held by the affected Certificate Holder plus accrued but unpaid interest thereon to the date of payment of such principal amount plus all other amounts owed to such affected Certificate Holder under the Operative Documents (including any Funding Loss Amount payable as a result of the applicable purchase occurring on a day other than the last day of an Interest Period). For purposes of this
Section 8(t), "AFFECTED CERTIFICATE HOLDER" shall mean a Certificate Holder which has asserted claims against the Owner Trustee or Lessee under or sought rights or remedies provided by Section 7(b) hereof or Section 11.01 or 11.02 of the Trust Indenture.

                 (u) State Street Bank and Trust Company, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Indenture Trustee's Liens with respect to the Trust Indenture Estate or the Trust Estate. State Street Bank and Trust Company, in its individual capacity, agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Indenture Trustee's Liens. State Street Bank and Trust Company, in its individual capacity, agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Indenture Estate or the Trust Estate resulting from such Indenture Trustee's Liens.

                 (v) First Security Bank of Utah, National Association, in its individual capacity, represents and warrants that:

                 (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of First Security Bank of Utah, National Association or the Owner Trustee, as the case may be;

                 (ii) the Trust Estate is free and clear of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to First Security Bank of Utah, National Association, in its individual capacity, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or any part of the Trust Estate or the Trust Indenture Estate resulting from any act or claim against First Security Bank of Utah, National Association, in its individual capacity, arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the Operative Documents, including any such Lien resulting from the nonpayment by First Security Bank of Utah, National Association, in its individual capacity, of any Taxes imposed or measured by its net income;

                 (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to First Security Bank of Utah, National Association, in its individual capacity, and which is presently continuing;

                 (iv) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right to enter into and perform its obligations under each of the Owner Trustee Documents;

                 (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal law governing the banking and trust powers of First Security Bank of Utah, National Association, or Utah law or regulation or contravene or result in any breach of the provisions of its articles of association or By-Laws or any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                 (vi) each of the Owner Trustee Documents has been duly executed and delivered by First Security Bank of Utah, National Association, in its individual capacity, as Owner Trustee, or both and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, each thereof is the legal, valid and binding obligation of First Security Bank of Utah, National Association, in its individual capacity, as Owner Trustee, or both, as the case may be, enforceable against First Security Bank of Utah, National Association, in its individual capacity, as Owner Trustee, or both, as the case may be, in accordance with its respective terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights; and

                 (vii) there are no Taxes payable by it (either in its individual capacity or as Owner Trustee), the Trust Estate, the Owner Participant, Lessee, the Indenture Trustee or the Loan Participants to the State of Utah in connection with the execution, delivery and performance of the Operative Documents solely because First Security Bank of Utah, National Association is a national banking association with its principal office in the State of Utah and will perform its obligations under the Operative Documents in the State of Utah, other than franchise or other taxes based on or measured by any fees or compensation received or accrued by First Security Bank of Utah, National Association for services rendered in connection with the transactions contemplated by the Operative Documents.

                 (w)      The Owner Participant covenants and agrees that if
(i) Lessee has elected pursuant to Section 9(a)(2) of the Lease to terminate the Lease by causing the Aircraft to be sold pursuant to Section 9(c) of the Lease and (ii) the Owner Trustee has, pursuant to Section 9(c) of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft and (iii) the Owner Trustee has failed to make, on or before the Termination Date, any payment required to be made by the Owner Trustee pursuant to Section 9(c) in connection with its retention of title to the Aircraft, the Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any additional rents paid by Lessee and any fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by the Owner Trustee. The Owner Participant further covenants and agrees to pay those costs and expenses specified to be paid by the Owner Participant pursuant to Exhibit E to the Lease.

                 (x) Each of the Owner Participant, the Owner Trustee, the Indenture Trustee, each Loan Participant and Lessee covenants and agrees that if Lessee elects (a) to purchase the Aircraft pursuant to Section 19(b) of the Lease or (b) to terminate the Lease and purchase the Aircraft pursuant to Section 19(d) of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and if Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee pursuant to the Trust Indenture and the Secured Certificates each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Secured Certificates, the Trust Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee.

                 (y) (A) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

                 (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Certificated Air Carrier;

                 (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee and each Participant an agreement in form and substance reasonably satisfactory to such Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease, the Purchase Agreement Assignment and the Tax Indemnity Agreement to be performed or observed by Lessee;

                 (iii) immediately after giving effect to such transaction, no Default or Event of Default under the Lease shall have occurred and be continuing;

                 (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and each Participant a certificate signed by the President, any Executive Vice President, any Senior Vice President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel reasonably satisfactory to the Participants, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this subparagraph (A) of Section 8(y) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                 (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Federal Aviation Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity.

                 Upon any such consolidation or merger or any such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this subparagraph (A) of Section 8(y), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this subparagraph (A) of Section 8(y) from its liability in respect of any Operative Document to which it is a party.

                          (B)     Lessee shall at all times maintain its
corporate existence except as permitted by subparagraph (A) of this Section
8(y).

                 (z) Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee and the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action. Lessee will notify the Owner Trustee, the Owner Participant and the Indenture Trustee of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

                 (aa) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amount, Stipulated Loss Value and Termination Value, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

                 (bb) To the extent that any Excess Amount is due on the Commencement Date, the Owner Participant shall have the right to prepay to the Indenture Trustee all or a portion of such Excess Amount on the last Business Day occurring in 1996, and the Indenture Trustee agrees that it shall invest such amount in accordance with the terms set forth in the

Trust Indenture. The Owner Participant hereby agrees with Lessee, and only with Lessee, and not for the benefit of any other party to this Participation Agreement, that it will pay in full to Lessee upon termination of the Lease the Reimbursement Amount for which Lessee has not previously received an offset pursuant to Section 3(g) of the Lease.

                 (cc) The Owner Participant hereby agrees to notify Lessee or cause Lessee to be notified by telecopier not later than 10:00 a.m. New York time on the third Business Day prior to the day for which an Excess Amount is indicated stating whether or not the Owner Participant intends to pay such Excess Amount in full by 10:30 A.M. (New York time) on the due date.

                 (dd)     [_____________] agrees to act as Administrative
Agent hereunder. The Administrative Agent agrees to notify each of the Indenture Trustee, the Owner Trustee, the Owner Participant and Lessee of the actual interest expected to accrue on the Secured Certificates during each Interest Period promptly after the commencement of such Interest Period and after the occurrence of any event that would cause such actual interest expected to accrue during such Interest Period to change from the amount previously notified. The Administrative Agent further agrees to perform all of the functions that are required to be performed by the Administrative Agent pursuant to the terms of the Trust Indenture.

                 (ee) The Owner Participant hereby agrees with Lessee that it will pay, or cause to be paid, all costs and expenses that are for the account of the Owner Trustee pursuant to Sections 5(a) and 5(d) of the Lease. The Owner Participant further agrees with Lessee that it will provide the information contemplated to be provided by it pursuant to clause (VI) of
Section 7(b)(x) of the Lease within the time period contemplated therein.

                 (ff) Each Loan Participant hereby represents, warrants and agrees that it shall not transfer any interest in any Secured Certificate unless and until the transferee agrees in writing (copies of which shall be provided by the Indenture Trustee to Lessee, the Owner Trustee and the Owner Participant) to make the representations contemplated to be made by a Loan Participant in this Agreement and to be bound by the terms of this Agreement and the Trust Indenture (including, without limitation, the representations and covenants set forth in Sections 8(e), 8(j), 8(k), 8(l), 8(q)(A), and 8(t) hereof and this Section 8(ff) and Sections 2.03, 2.14 and 4.03 of the Trust Indenture).

                 (gg) [______________] agrees to act as Documentation Agent hereunder and to perform all of the functions that are required to be performed by the Documentation Agent hereunder.

                 (hh)     [______________], [_________________] and
[_____________] each agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate (as defined in the Trust Indenture).

                 (ii) Lessee agrees and covenants that it shall not purchase or guarantee or acquire any interest in any Secured Certificate or any other certificate for which a Secured Certificate is security except as provided in Section 8(x).

                 SECTION 9. CERTAIN COVENANTS OF OWNER PARTICIPANT, LOAN PARTICIPANTS AND OWNER TRUSTEE CONCERNING REOPTIMIZATION. (a) In the event of an adjustment to Basic Rent pursuant to Section 3(d) of the Lease, the Owner Participant shall, pursuant to this Section 9 and in accordance with the requirements of Section 3(d) of the Lease and Section 2.13 of the Trust Indenture, reoptimize the debt payment structures. Within forty-five Business Days after the need for an adjustment to Rent has been established pursuant to
Section 3 of the Lease, the Owner Participant shall deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "REOPTIMIZATION CERTIFICATE") setting forth the proposed revised schedules of debt amortization and Basic Rent, Excess Amounts, Special Purchase Price, Stipulated Loss Value and Termination Value percentages. Within forty-five days of its receipt of the Reoptimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Reoptimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Reoptimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee (M) to execute a Lease Supplement setting forth the reoptimized Basic Rent, Excess Amounts, Special Purchase Price, Stipulated Loss Value and Termination Value percentages, and
(N) to exchange new Secured Certificates containing reoptimized amortization schedules for the Secured Certificates outstanding immediately prior to such reoptimization.

                 (b) In connection with reoptimization adjustments of Basic Rent, Stipulated Loss Value and Termination Value percentages pursuant to this Section 9 and Section 3(d) of the Lease, (M) each Loan Participant will agree to changes in the amortization schedule of the Secured Certificates, and
(N) each Loan Participant will exchange the Secured Certificates held by it immediately prior to such reoptimization for new Secured Certificates containing reoptimized amortization schedules; provided that such changes do not (X) change the final maturity of any Secured Certificates to beyond twenty years from the Delivery Date or (Y) increase the weighted average lives of the Secured Certificates as of the Delivery Date to more than 15 years.

                 SECTION 10. OTHER DOCUMENTS. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee, the Loan Participants and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party; and (B) agrees with Lessee and the Loan Participants not to revoke the Trust Agreement without the prior written consent of Lessee and the Loan Participants so long as the Lease or the Lien of the Trust Indenture remain in effect. Notwithstanding the foregoing, so long as the Lease has not been terminated, the Indenture Trustee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (i) amend or modify Article III or IX of the Trust Indenture, (ii) make any amendment which will affect the stated principal amount or interest on the Secured Certificates or (iii) amend or modify the provisions of Sections 2.05 or 10.05 of the Trust Indenture. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Notwithstanding anything to the contrary contained herein, in the Trust Agreement or in any other Operative Document, the Owner Participant will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee. Each Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

                 SECTION 11. CERTAIN COVENANTS OF LESSEE. Lessee covenants and agrees with each of the Loan Participants, the Owner Participant, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

                 (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration, and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority.

                 (b) Lessee will cause the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, all supplements and amendments to the Trust Indenture and this Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the FAA Bill of Sale, the Lease, the Lease Supplement covering the Aircraft, the Trust Supplement and the Trust Indenture shall be filed for recording with the Federal Aviation Administration in the following order of priority; first, the FAA Bill of Sale, second, the Lease, with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached, and third, the Trust Indenture, with the Trust Supplement attached.

                 (c) Lessee agrees that it will consummate, with Owner Participant, on terms substantially identical to those set forth in the Operative Documents, leveraged lease transactions in respect of the first three Boeing 757-251 aircraft delivered by the Manufacturer to Lessee subsequent to the date of this Agreement.

                 SECTION 12. OWNER FOR FEDERAL TAX PURPOSES. It is hereby agreed among Lessee, the Owner Participant and the Owner Trustee that for Federal income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for Federal income tax purposes.

                 SECTION 13. CERTAIN DEFINITIONS; NOTICES; CONSENT TO JURISDICTION. (a) Except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease. The term "TRUST OFFICE" shall have the meaning set forth in the Trust Agreement and the term "TRUST INDENTURE ESTATE" shall have the meaning set forth in the Trust Indenture. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time.

                 (b) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or to the Guarantor shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier (only if such communication is also given or made by an additional method herein permitted), or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 13(b). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(b), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Loan Participants, the Administrative Agent, the Documentation Agent, the Indenture Trustee or the Owner Participant, to the respective addresses set forth below the signatures of such parties at the foot of this Agreement, or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto, or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Secured Certificate register maintained pursuant to
Section 2.07 of the Trust Indenture, or (D) if to the Guarantor, addressed to the Guarantor at such address as the Guarantor shall have furnished by notice to the parties hereto.

                 (c) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts. Lessee hereby generally consents to service of process at Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New

York 10038, Attention: Managing Attorney, or such office of Lessee in New York City as from time to time may be designated by Lessee in writing to the Owner Participant, the Owner Trustee and the Indenture Trustee.

                 SECTION 14. CHANGE OF SITUS OF OWNER TRUST. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant and the Loan Participants may reasonably request in form and substance satisfactory to such parties, (B) the rights and obligations under the Operative Documents of the Owner Participant and the Loan Participants shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and (D) the Owner Participant and the Loan Participants shall have received an opinion or opinions of counsel (satisfactory to the Owner Participant and the Loan Participants), in scope, form and substance satisfactory to the Owner Participant and the Loan Participants to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Loan Participants, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence),
(IV) such removal will not result in any loss of Interest Deductions or MACRS Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 4 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence) and (V) if such removal involves the replacement of the Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Loan Participants and to the Owner Participant covering the matters described in Section 4(a)(xiii) hereof and such other matters as the Loan Participants and the Owner Participant may reasonably request, and (E) Lessee shall indemnify and hold harmless the Owner Participant, the Indenture Trustee and the Loan Participants on an After-Tax Basis against any and all reasonable and actual costs and expenses including reasonable counsel fees and disbursements, registration fees, recording or filing fees and taxes incurred by the Owner Trustee, the Owner Participant, the Indenture Trustee and the Loan Participants in connection with such change of situs.

                 SECTION 15. MISCELLANEOUS. (a) Each of the Loan Participants and the Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or the Indenture Trustee.

                 (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Loan Participants, the Indenture Trustee, the Administrative Agent, the Documentation Agent and the Owner Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, the Loan Participants', the Indenture Trustee's, the Administrative Agent's, the Documentation Agent's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Loan Participants and the Owner Participant, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Loan Participant in any Secured Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

                 (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, Lessee and its successors and assigns, each Loan Participant and its successors and assigns, the Owner Participant and its successors and assigns, each Certificate Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement, the Administrative Agent and the Documentation Agent. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                 (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this
Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Documents.

                 (e) It is the intention of the parties hereto that the Owner Trustee, as Lessor under the Lease, and the Indenture Trustee, as assignee of such Owner Trustee's rights under the Lease pursuant to the Trust Indenture, will be entitled to the benefits of 11 U.S.C. Section 1110 in the event of any reorganization of Lessee under such Section.

                 SECTION 16. EXPENSES. Each of the Owner Trustee, the Indenture Trustee, the Owner Participant, Lessee and the Loan Participants shall promptly submit to the Owner Trustee and Lessee for their review copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than July 15, 1996). The Owner Participant agrees to transfer to the Owner Trustee promptly but in any event no later than August 15, 1996 such amount as shall be necessary in order to enable the Owner Trustee to pay Transaction Expenses. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by it and Lessee promptly upon receipt thereof. Notwithstanding the foregoing, to the extent that Transaction Expenses exceed 1% of Lessor's Cost, Lessee at its sole option shall have the right to pay directly its special counsel fees and the fee and reasonable disbursements of Babcock and Brown Financial Corporation.

                 SECTION 17.      REFINANCINGS.

                 (a) So long as no Event of Default or a Default of the type referred to in Section 14(a) or 14(e) of the Lease shall have occurred and be continuing, Lessee shall have the right to refinance all (but not less than all) of the Secured Certificates with Dollar denominated debt no more than three times by giving written notice to the Owner Participant and the Owner Trustee that there be effected a voluntary redemption of the Secured Certificates by the Owner Trustee, whereupon the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refinancing (including the terms of any debt to be issued in connection with such refinancing); provided that no such refinancing shall subject the Owner Participant to any adverse, or the risk of any adverse, tax consequence unless Lessee agrees to indemnify the Owner Participant for such unindemnified adverse tax consequence (any such indemnity to be satisfactory in form and substance, which may include consideration of the creditworthiness of Lessee, to the Owner Participant; provided, however, that if (1) Lessee (or, so long as the Guarantee remains in full force and effect, the Guarantor) has outstanding publicly issued or privately placed unsecured indebtedness (excluding any short-term commercial paper) with a rating of "BBB" or better from S&P and "Baa2" or better from Moody's, or (2) Lessee provides the Owner

Participant with cash collateral or a letter of credit reasonably satisfactory in form and substance to Lessor, the amount of which is sufficient (as determined by the Owner Participant in its reasonable judgment) to cover any anticipated adverse tax consequences for which the Owner Participant has been indemnified by Lessee under the Operative Documents in addition to any additional adverse tax consequences resulting from such refinancing or (3) the anticipated indemnified amount (as determined by the Owner Participant in its reasonable judgment) is less than $50,000, then, in determining whether the indemnity to be provided by Lessee is satisfactory in form and substance to the Owner Participant, the Owner Participant will not take into account the creditworthiness of Lessee); provided further that (x) the Owner Participant agrees that it will not be entitled to any indemnity from Lessee for any failure of the debt in such refinancing to constitute "qualified nonrecourse indebtedness" within the meaning of Treasury Regulation Section 1.861-10T(b) with respect to the first refinancing described in the next paragraph, provided it is satisfactory to, or has no adverse tax consequences for, the Owner Participant and (y) no offering material related to any public refinancing shall disclose the identity of the Owner Participant.

                 The Owner Participant has been informed by Lessee that the debt to be issued in connection with such refinancing may be issued in several classes, each of which may have a different interest rate, final maturity date and priority of payment. The Owner Participant acknowledges that it has been informed that one or more of such classes may be entitled to the benefit of a liquidity facility which shall not be provided by Lessee or a Person who is an Affiliate of Lessee, and which will entitle the Indenture Trustee (or a collateral agent therefor) to make drawings thereunder to pay interest on a current basis on the enhanced classes of debt for up to three semi-annual interest payments following a payment default with respect to such enhanced classes. The Owner Participant acknowledges being informed that under such a structure drawings of the entire amount available under the liquidity facility for any class (and the deposit of the proceeds thereof into a cash collateral account) will be required in the event of a ratings decline with respect to the related liquidity provider or in the event that the liquidity facility is not extended or replaced prior to its scheduled expiration and that amounts owed to the liquidity facility provider for both drawings and interest thereon will generally be senior to all Loan Participant claims. The Owner Participant agrees that in any refinancing operation it will consider in good faith these and any other conditions which do not impair the customary rights of an owner participant in a leveraged lease transaction.

                 In the event that any such agreement is concluded:

                 (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "REFINANCING CERTIFICATE") setting forth the following information calculated pursuant to the provisions of paragraph (6) of this Section 17(a): (A) subject to the limitations set forth in this Section 17, the proposed adjusted debt/equity ratio, (B) the principal amount of debt to be issued by the Owner Trustee on the proposed date on which the outstanding Secured Certificates will be redeemed (such date, the "REFINANCING DATE"), (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be increased or decreased and (D) the proposed revised schedules of Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages. The Refinancing Certificate shall not provide for a debt/equity ratio of more than 4:1. Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures), as to the debt/equity ratio, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date and the revised Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages (such information, whether as set forth or as so determined, the "REFINANCING INFORMATION") the appropriate parties will take the actions specified in paragraphs (2) through
(5) below;

                 (2) the appropriate parties will enter into appropriate documentation (which may involve an underwriting agreement in connection with such sale with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information (such debt securities, the "NEW DEBT") except that the principal amount of New Debt may exceed by no more than 105% the principal amount of all outstanding Secured Certificates in connection with the first refinancing under this Section 17,
(ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Secured Certificates on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to the Owner Trustee;

                 (3) Lessee shall give the notice to the Indenture Trustee pursuant to Section 2.11 of the Trust Indenture, and Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

                 (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Secured Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refinancing;

                 (5) the Owner Participant shall pay all of the expenses of the first refinancing (including, but not limited to, the fees, expenses and disbursements of counsel and any placement or underwriting fees) and such expenses shall be treated as Transaction Expenses; and

                 (6) when calculating any of the information required to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains the Owner Participant's Net Economic Return (except to the extent the assumptions and constraints referred to in the definition of "Net Economic Return" have been altered since the Delivery Date in connection with an adjustment to Rents pursuant to Section 3(d) of the Lease or such assumptions and constraints are the subject of the recalculations being conducted by the Owner Participant), and (B) minimizes the Net Present Value of Rents to Lessee to the extent possible consistent with clause (A). All adjustments to Basic Rent shall also be in compliance with the tests of Section Section 4.02(5),
4.07 and 4.08(1) of Rev. Proc. 75-28 (provided that the test of Rev. Proc. 75-28 Section 4.08(1) shall be applied on a prospective basis from the date of such adjustment) and Section 467 of the Code as then in effect as long as the Schedule of Basic Rent was in compliance with Section 467 of the Code as in effect on the Closing Date, it being understood that, to the extent that any grandfather, effective date, or similar provisions in any regulations under
Section 467 or other administrative pronouncement interpreting Section 467 promulgated or issued after the Closing Date causes such regulations or pronouncement not to be applicable to the Schedule of Basic Rent in effect on the Closing Date, such Schedule shall be deemed to be in compliance with
Section 467 as in effect on the Closing Date.

                 (b) The final maturity and weighted average life of the New Debt on an aggregate basis shall not exceed by more than six months those of the Secured Certificates.

                 (c) The Secured Certificates shall not be subject to voluntary redemption by the Owner Trustee without the consent of Lessee except as set forth in Section 2.14 of the Trust Indenture.

                 (d) The Owner Participant, at the time of the closing of the second or third refinancing pursuant to this Section 17, if any, shall be paid a fee of $25,000 in respect of each such refinancing provided, that in the event that a similar refinancing is concurrently being effected on identical terms under any of the other transactions entered into in 1996 by the Owner Participant and Lessee for the lease of Boeing 757-251 aircraft pursuant to which a fee is payable pursuant to the corresponding provisions of the applicable participation agreement, Lessee shall not be required to pay a separate fee of $25,000 for each such refinancing, it being the intent of the parties that a total fee of $50,000 shall be paid by Lessee for all such concurrent refinancings on identical terms for which a fee is otherwise payable pursuant to the corresponding provisions of the applicable participation agreement.

                 SECTION 18.      AGENTS.

                 (a) Each Loan Participant hereby appoints and authorizes each of the Administrative Agent and the Documentation Agent (each, an "AGENT") to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Operative Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. Each Agent shall have no duties or responsibilities except those expressly set forth in the Operative Documents. As to any matters not expressly provided for hereby or by the Trust Indenture, each Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority in Interest of Certificate Holders (as defined in the Trust Indenture), and such instructions shall be binding upon all Loan Participants and all Certificate Holders; provided, however, that such Agent shall not be required to take any action that exposes such Agent to personal liability or that is contrary to the Operative Documents or applicable law. Each Agent agrees to give to each Loan Participant prompt notice of each notice given to it by the Owner Trustee pursuant to the terms of the Operative Documents with respect to which such Loan Participant has not otherwise received such notice.

                 (b) No Agent nor such Agent's directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Trust Indenture, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Loan Participant and shall not be responsible to any Loan Participant for any statements, warranties or representations (whether written or oral) made in or in connection with the Operative Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Operative Documents on the part of any party thereto or to inspect the property (including the books and records) of any such party; (iv) shall not be responsible to any Loan Participant for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Operative Documents or any other instrument or document furnished pursuant thereto; and (v) shall incur no liability under or in respect of the Operative Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  (c)      With respect to their Loans and any Secured
Certificates issued to them, [     ] and [           ]  shall have the same
rights and powers under the Operative Documents as any other Loan Participant and may exercise the same as though they were not Agents and the term "Loan Participant" or "Certificate Holder" shall, unless otherwise expressly
indicated, include [   ] and [    ] in their individual capacity.  [   ] and its
Affiliates and [    ] and its Affiliates may accept deposits from, lend money
to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Owner Trustee, the Owner Participant, Lessee, any of Lessee's Subsidiaries and any Person who may
do business with or own securities of any of such Persons, all as if [   ] and
[ ] were not Agents and without any duty to account therefor to the Loan Participants.

                 (d) Each Loan Participant acknowledges that it has, independently and without reliance upon the Agents or any other Loan Participant and based on the financial statements referred to in Section 7(a)(ix) of this Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Loan Participant also acknowledges that it will, independently and without reliance upon the Agents or any other Loan Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                 (e) Subject to the appointment and acceptance of a successor agent as provided below, any Agent may resign at any time by giving written notice thereof to the Loan Participants, the Owner Trustee and Lessee and may be removed at any time with or without cause by the Majority in Interest of Certificate Holders (as defined in the Trust Indenture). Upon any such resignation or removal, the Majority in Interest of Certificate Holders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority in Interest of Certificate Holders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent by the Majority in Interest of Certificate Holders, then the retiring Agent may, on behalf of the Loan Participants, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Trust Indenture. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Section 18 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Trust Indenture. Notwithstanding anything contrary herein, the Administrative Agent and the Documentation Agent hereunder and under the Trust Indenture shall be the same institution, respectively, as the Administrative Agent and the Documentation Agent under (and as defined in) the Credit Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NORTHWEST AIRLINES, INC.,
                                           Lessee


                                        By:
                                            -----------------------------------
                                        Title: Sr. Vice President-Finance and
                                               Treasurer
                                        Address:  U.S. Mail
                                                  5101 Northwest Drive (A4010)
                                                  St.Paul, Minnesota  55111-3034

                                                  Overnight Courier
                                                  2700 Lone Oak Parkway (A4010)
                                                  Eagan, Minnesota  55121
                                        Attn:     Senior Vice President-Finance
                                                   and Treasurer
                                        Telecopy No.:  (612) 726-0665


                                        [                ]
                                           Owner Participant


                                        By:
                                            -----------------------------------
                                        Title:
                                        Address:

                                        Attn:
                                        Telecopy No.:





                               -Signature Page-

                                        State Street Bank and
                                        Trust Company,
                                           Indenture Trustee


                                        By:
                                            -----------------------------------
                                        Title:
                                        Address:  Two International Place
                                                  4th Floor
                                                  Boston, Massachusetts  02110
                                        Attn:     Corporate Trust Department
                                        Telecopy No.:  (617) 664-5371


                                        FIRST SECURITY BANK OF UTAH, NATIONAL
                                        ASSOCIATION,
                                        not in its individual capacity,
                                        except as expressly provided herein,
                                        but solely as Owner Trustee,
                                           Owner Trustee


                                        By:
                                            -----------------------------------
                                        Title:
                                        Address:  79 South Main Street
                                                  Salt Lake City, Utah  84111
                                        Attn:     Corporate Trust Department
                                        Telecopy No.:  (801) 246-5053





                               -Signture Page-

                                        [Bridge Lenders]




                                        By:
                                            ------------------------------------
                                        Title:


                                        By:
                                            ------------------------------------
                                        Title:
                                        Address:

                                        Attn:

                                        Telecopy No.:

                                   SCHEDULE I
                              NAMES AND ADDRESSES


Lessee:                                 Northwest Airlines, Inc.

                                        U.S. Mail
                                        5101 Northwest Drive (A4010)
                                        St. Paul, Minnesota 55111-3034

                                        Overnight Courier

                                        2700 Lone Oak Parkway (A4010)
                                        Eagan, Minnesota  55121

                                        Attn:  Senior Vice President-Finance
                                        and Treasurer

                                        Telecopy No.:  (612) 726-0665

                                        Wire Transfer

                                        First Bank, N.A., Minneapolis
                                        ABA No. 091000022
                                        Acct. No. 150250099440

Owner Participant:                      Payments made to the Owner Participant
                                        as provided in Section 3.06 of the
                                        Trust Indenture shall be made to:

Indenture Trustee:                      State Street Bank and Trust Company
                                        Two International Place
                                        4th Floor
                                        Boston, Massachusetts  02110
                                        Attn:  Corporate Trust Department
                                        Telecopy No.:  (617) 664-5371

                                        Wire Transfer

                                        State Street Bank and Trust Company
                                        ABA No. 011-00-0028
                                        for credit to State Street Bank and
                                        Trust Company
                                        Acct. No. 9903-943-0
                                        Attn:  Corporate Trust Department
                                        Reference:  Northwest/NW 1996 D

Owner Trustee:                          First Security Bank of Utah,
                                        National Association
                                        79 South Main Street
                                        Salt Lake City, Utah  84111
                                        Attn:  Corporate Trust Department
                                        Telecopy No.:  (801) 246-5053

                                        Payments made to the Owner Trustee as
                                        provided in Section 3(f) of the Lease
                                        shall be made to:

                                        First Security Bank of Utah, National
                                        Association
                                        ABA No. 124-0000-12
                                        Acct. No. 051-0922115
                                        Attn:  Corporate Trust Department
                                        Credit:  Northwest/NW 1996 D





                              SCHEDULE I- PAGE 2

                                  SCHEDULE II
                                  COMMITMENTS

                                                  Percentage of
Loan Participants:                                Lessor's Cost
- -----------------                                 -------------



                                                  Percentage of
Loan Participants:                                Lessor's Cost
- -----------------                                 -------------



Owner Participant:
- -----------------


                                              --------------
Total Commitments:                                       100%





                                      SCHEDULE II-PAGE 2

                                                                       EXHIBIT A
                                                                TO PARTICIPATION
                                                                       AGREEMENT
                                                                     [NW 1996 D]
                    SCHEDULE OF COUNTRIES FOR REREGISTRATION

                 Argentina                       Japan
                 Australia                       Luxembourg
                 Austria                         Malaysia
                 Belgium                         Mexico
                 Brazil                          Netherlands
                 Canada                          New Zealand
                 Chile                           Norway
                 Denmark                         People's Republic of China
                 Finland                         Portugal
                 France                          Republic of China (Taiwan)
                 Germany                         Singapore
                 Greece                          South Africa
                 Hungary                         South Korea
                 Iceland                         Spain
                 India                           Sweden
                 Indonesia                       Switzerland
                 Ireland                         Thailand
                 Italy                           United Kingdom


                                                                       EXHIBIT B
                                                                TO PARTICIPATION
                                                                       AGREEMENT
                                                                     [NW 1996 D]
                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                                  [NW 1996 D]

           ASSIGNMENT AND ASSUMPTION AGREEMENT [NW 1996 D], dated as of __________, ____, between ____________________________________, a _____________
corporation (the "ASSIGNOR"), and __________________________, a __________
corporation (the "ASSIGNEE").

                              W I T N E S S E T H:

           WHEREAS, the parties hereto desire to effect (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor (except as reserved below) in, under and with respect to, among other things, (i) the Participation Agreement [NW 1996 D], dated as of April 29, 1996, among Northwest Airlines, Inc., the Assignor, each Loan Participant named therein, First Security Bank of Utah, National Association, and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the "PARTICIPATION AGREEMENT"), including, without limitation, any indemnity payments payable to the Assignee directly or indirectly thereunder, (ii) the Trust Agreement identified in the Participation Agreement (the "TRUST AGREEMENT"), (iii) the Trust Estate (as defined in the Trust Agreement), (iv) the Tax Indemnity Agreement identified in the Participation Agreement, and (v) the proceeds therefrom and (b) the assumption by the Assignee of the obligations of the Assignor accruing from and after the Effective Time; and

           WHEREAS, such documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Participation Agreement):

           1. ASSIGNMENT. The Assignor has sold, assigned, conveyed, transferred and set over, and does hereby sell, assign, convey, transfer and set over, unto the Assignee as of the date hereof all of its present and future right, title and interest in, under and with respect to the Trust Estate, the Aircraft, the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and all other Operative Documents to which the Assignor is a party or any other contract, agreement, document or instrument relating to the Trust Estate by which the Assignor is bound, and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of the Assignor as have accrued to the Assignor prior to the Effective Time (as subsequently defined) (including specifically, but without limitation, the right to receive any amounts due or accrued to the Assignor under the Trust Agreement prior to the Effective Time and the right to receive any indemnity payment pursuant to the Participation Agreement or the Tax Indemnity Agreement with respect to events occurring prior to the Effective Time).

           2. ASSUMPTION. The Assignee hereby undertakes all of the duties and obligations of the "Owner Participant" accruing on or subsequent for the Effective Time (for the avoidance of doubt, excluding any duties, obligations and liabilities of the Assignor required to be performed by it on or prior to the date hereof under the Participation Agreement, the Trust Agreement, any of the other Operative Documents to which the Assignor is a party or by which it is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which the Assignor is a party or by which the Assignor is bound), pursuant to the Participation Agreement, the Trust Agreement, and each other Operative Document to which the Assignor is a party, each contract, agreement, document or instrument hereby assigned and each other contract, agreement, document or instrument relating to the Trust Estate by which the Assignor is bound, and hereby confirms that it shall be deemed a party to the Participation Agreement, the Trust Agreement and each other Operative Document to which the Assignor is a party or by which it is bound and each such other contract, agreement, document and instrument, and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Owner Participant. The assignment and assumption contemplated hereby shall not release the Assignor from its obligations under the Participation Agreement or the Trust Agreement except to the extent expressly assumed by the Assignee pursuant to this Section 2, provided, that Assignor's rights under Section 7 of the Participation Agreement and under the Tax Indemnity Agreement to the extent relating to acts, conditions or events occurring or existing prior to the date hereof shall be retained in full by Assignor.

           3. APPOINTMENT AS ATTORNEY-IN-FACT. In furtherance of the within assignment, the Assignor hereby constitutes and appoints the Assignee, and its successors and assigns, the true and lawful attorneys of the Assignor, with full power of substitution, in the name of the Assignee or in the name of the Assignor but on behalf of and for the benefit of and at the expense of the Assignee, to collect for the account of the Assignee all items sold, transferred or assigned to the Assignee pursuant hereto; to institute and prosecute, in the name of the Assignor or otherwise, but at the expense of the Assignee, all proceedings that the Assignee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the items sold, transferred or assigned; to defend and compromise at the expense of the Assignee any and all actions, suits or proceedings as to title to or interest in any of the property acquired by the Assignee; and to do all such acts and things in relation thereto at the expense of the Assignee as the Assignee shall reasonably deem advisable. The Assignor hereby acknowledges that this appointment is coupled with an interest and is irrevocable by the Assignor in any manner or for any reason or by virtue of any dissolution of the Assignor.





                              EXHIBIT B - PAGE 2

           4. PAYMENTS. The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee, and the Assignee hereby covenants and agrees to pay over to the Assignor, if and when received following the date hereof, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignee that, under Section 1 hereof, belong to the Assignor.

           5. FURTHER ASSURANCES. Each party hereto shall, at any time and from time to time, upon the request of any other party hereto, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the other party may reasonably request to obtain the full benefits of this Assignment and of the right and powers herein granted.

           6. INVESTMENT PURPOSE. The Assignee hereby represents that it is acquiring the trust and other interests hereby assigned to it for its own account for the purpose of investment and not with a view to the distribution or resale of either thereof.

           7. REPRESENTATIONS AND WARRANTIES. The Assignee represents and warrants that:

                 (a) it is duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations and the obligations of the Owner Participant under the Operative Documents to which it is or will be a party;

                 (b) this Assignment and Assumption Agreement has been duly authorized by all necessary action on its part, does not require any approval not already obtained of its stockholders or any approval or consent not already obtained of any trustee or holders of any of its indebtedness or obligations, and has been duly executed and delivered by the Assignee, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated hereby, nor compliance by the Assignee with any of the terms and provisions hereof or of any of the Operative Documents to which it will become a party or by which it will be bound, will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Assignee (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to ERISA (except as set forth in subsection 7(h) below) or aviation or to the nature of the equipment to be owned by the Owner Trustee, other than such laws, rules, or regulations relating to lease transactions generally or to the citizenship requirements of the Assignee under the Federal Aviation Act) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other





                              EXHIBIT B - PAGE 3
           than Liens provided for in the Operative Documents) upon any property of the Assignee or, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Assignee is a party or by which it or its properties may be bound or affected;

                 (c) each of the Operative Documents to which it will become a party, assuming such document is the legal, valid and binding obligation of each other party thereto, will constitute the legal, valid and binding obligation of the Assignee, enforceable in accordance with its terms;

                 (d) there are no pending or, to the knowledge of the Assignee, threatened actions or proceedings against the Assignee before any court or administrative agency which, if determined adversely to the Assignee, would materially adversely affect the ability of the Assignee to perform its obligations under any Operative Document to which it will become a party;

                 (e) upon the execution and delivery of this Assignment and Assumption Agreement, the Trust Estate and the Trust Indenture Estate will be free and clear of Lessor Liens (including for the this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to the Assignee;

                 (f) neither the execution and delivery by the Assignee of this Assignment and Assumption Agreement, nor the consummation by it of any of the transactions contemplated hereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Federal or other governmental authority or agency (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to lease transactions generally or to the citizenship requirements of the Assignee under applicable aviation law);

                 (g) the Assignee is not an "investment company" or a company controlled by an "investment company" required to register as such under the Investment Company Act of 1940, as amended;

                 (h) either (x) no part of the funds to be used by it to acquire any right, title or interest in the Trust Estate, or in this Agreement, the Trust Agreement, the Tax Indemnity Agreement or any other of the Operative Documents to which the Assignee is a party or by which the Owner Participant is bound, directly or indirectly constitutes, or may be deemed under the Code, ERISA or any applicable state law or any rulings or regulations thereunder to be, the assets of any "employee benefit plan" as defined in Section 3(3) of





                              EXHIBIT B - PAGE 4

           ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code or of any entity the assets of which constitute "plan" assets under ERISA, or

                 (y) the transfer to and ownership of such right, title and interest by the Assignee is and will continue to be covered by Prohibited Transaction Class Exemption 91-38 or 95-60.

                 (i) on the date hereof [it is a Citizen of the United States (without use of a voting trust agreement or voting powers agreement)] [it has entered into a voting powers or voting trust agreement which has been approved by the FAA (to the extent required by the Federal Aviation Act or the FAA)];

                 (j) the transfer to it of all of the Assignor's right, title and interest as Owner Participant will not adversely affect the continued registration of the Aircraft in the name of the Owner Trustee or violate any provision of the Federal Aviation Act or any rules or regulations promulgated thereunder, or violate any provisions of the Securities Act of 1933, as amended, or any other applicable Federal or state law (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to ERISA (except as set forth in subsection 7(h) above)); and

                 (k) [it is a "Transferee" satisfying the conditions set forth in Section 8(n) of the Participation Agreement]
           [alternatively, guaranty meeting the requirements of Section 8(n) of the Participation Agreement to be provided]; and

                 (l) such Transferee is not (i) an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or (ii) other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person (unless such entity is General Electric Company, International Lease Finance Corporation, any similar entity or any of their respective Affiliates, provided, that (I) such entity is not included within the immediately preceding clause (i) of this subsection (l) and (II) no such entity has, through ownership of common or preferred stock, effective voting control of an entity described in such immediately preceding clause (i).


           8. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. Assignor represents and warrants that:

                 (a) it is a corporation duly organized and validly existing in good standing under the laws of the State of ____________ and has the requisite power, authority and legal right to enter into and carry out the transactions contemplated hereby;





                              EXHIBIT B - PAGE 5

                 (b) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against it in accordance with its terms;

                 (c) no action or proceeding is pending, has been instituted or, to the knowledge of Assignor, is threatened, before any court or governmental agency, nor has any order, judgment or decree been issued or, to the knowledge of Assignor, is threatened, by any court or governmental agency which would materially adversely affect the ability of Assignor to complete and consummate its obligations contemplated hereby;

                 (d) the Trust Estate is free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it;

                 (e) it has fully performed all of its obligations under the Participation Agreement and under each other Operative Document to which it is a party or by which it is bound, which obligations by their terms are required to be satisfied or performed prior to the Effective Time or prior to the consummation of the transactions contemplated hereby;

                 (f) neither the execution, delivery and performance by it of this Agreement, nor compliance by it with any of the provisions thereof requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness obligations of it or contravenes or will contravene any law or any order of any court or governmental authority of agency applicable to or binding on it (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to ERISA) or contravenes or will contravene the provisions of, or constitute a default under, its [Certificate of Incorporation] or [By-Laws] or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected;

                 (g) the transfer to Assignee of all of the Assignor's right, title and interest as Owner Participant will not violate, or affect registration of the Aircraft under, any provision of the Federal Aviation Act (or any rules or regulations promulgated thereunder), violate the Securities Act of 1933, as amended (and no registration pursuant to such Act or the rules and regulations thereunder shall be required in connection with such transfer), or violate any other applicable Federal or state law (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to ERISA); and

                 (h) Assignor has assumed the risk of any loss of Interest Deductions, Amortization Deductions and MACRS Deductions and the risk of any Inclusion





                              EXHIBIT B - PAGE 6

           Event (each as defined in the Tax Indemnity Agreement) resulting from the transfer to Assignee pursuant to the Assignment.

           9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY PROVISION OF NEW YORK LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

           10. COUNTERPARTS. This Assignment may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

           11. THIRD PARTY BENEFICIARIES. Each party hereto agrees, for the benefit of the Owner Trustee, each Loan Participant, each Certificate Holder, the Indenture Trustee and Lessee (collectively, the "BENEFICIARIES"), that the representations, warranties and covenants of such party contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

           12. EFFECTIVENESS. This Agreement shall be effective upon its execution and delivery by each of Assignor and Assignee, the exact time of occurrence of which (the "EFFECTIVE TIME") shall be agreed in a writing signed by Assignor and Assignee addressed to Lessee, the Owner Trustee and the Indenture Trustee.





                              EXHIBIT B - PAGE 7

           IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment as of the day and year first above written.

                                        [ASSIGNOR]


                                        By
                                           ------------------------------------
                                        Title


                                        [ASSIGNEE]


                                        By
                                           ------------------------------------
                                        Title





                              EXHIBIT B - PAGE 8

                                                                     EXHIBIT C
                                                                         TO
                                                                   PARTICIPATION
                                                                      AGREEMENT
                                                                    [NW 1996 D]
                 SCHEDULE OF DOMICILES OF PERMITTED SUBLESSEES

     **   Argentina                                 *   Japan
      *   Australia                                 *   Luxembourg
      *   Austria                                  **   Malaysia
      *   Belgium                                  **   Mexico
     **   Brazil                                    *   Netherlands
      *   Canada                                    *   New Zealand
     **   Chile                                     *   Norway
      *   Denmark                                  **   People's Republic of China
      *   Finland                                       Portugal
      *   France                                   **   Republic of China (Taiwan)***
      *   Germany                                       Singapore
     **   Greece                                   **   South Africa
     **   Hungary                                       South Korea
      *   Iceland                                       Spain
     **   India                                     *   Sweden
     **   Indonesia                                 *   Switzerland
      *   Ireland                                  **   Thailand
      *   Italy                                     *   United Kingdom


*    Designates "Specified Country".

**   Designates "Restricted Country".

*** So long as on the date of entering into the proposed sublease such country and the United States have diplomatic relations at least as good as those in effect on the Delivery Date.





                              EXHIBIT C - PAGE 1

                                                                    EXHIBIT D TO
                                                                   PARTICIPATION
                                                                       AGREEMENT
                                FORM OF GUARANTY

                           [LETTERHEAD OF GUARANTOR]

                               PARENT GUARANTY

                                           Dated as of ____________ ____, ______
[Lessee]
[Trust Company]
[Indenture Trustee]
[Loan Participants]

                       One Boeing Model 757-251 Aircraft
                       Manufacturer's Serial Number [         ]

Ladies and Gentlemen:

       Reference is hereby made to the Participation Agreement [NW 1996 D] (as from time to time amended or supplemented, the "Participation Agreement"), dated
as of April 29, 1996, among Northwest Airlines, Inc. ("Lessee"), [             ]
(the "Owner Participant"), First Security Bank of Utah, National Association, not in its individual capacity, except as expressly provided therein, but solely as trustee (the "Owner Trustee" and "Lessor") under the Trust Agreement, dated as of April 29_, 1996, between the Trustee and the Owner Participant (the "Trust Agreement"), State Street Bank and Trust Company (the "Indenture Trustee") and the Loan Participants listed on Schedule I thereto. Capitalized terms used herein without definition have the respective meanings ascribed thereto in the Participation Agreement.

           Pursuant to Section 8 of the Participation Agreement and in connection with the transfer of the Interest (as defined in the Assignment and Assumption Agreement dated as of the date hereof between [Transferor], a ____________ corporation ("Transferor") and [Transferee], a ____________ corporation ("Transferee") (the "Assumption Agreement'')) to be consummated as of the date hereof from Transferor to Transferee, the wholly-owned subsidiary of _________________________ ("Guarantor"), and the execution by Guarantor of the guaranty of Transferee's obligations as contemplated by the Assumption Agreement (this "Guaranty"), Guarantor represents and warrants to, and covenants with, Lessee, First Security Bank of Utah, National Association, in its individual capacity ("Trust Company"), Indenture Trustee and Loan Participants, as follows:





                              EXHIBIT D - PAGE 1

           1. Ownership of Transferee. Guarantor directly or indirectly owns and holds all of the issued and outstanding shares of capital stock of Transferee.

           2.    Additional Representations and Warranties.

           (i) Guarantor is a corporation duly organized and validly existing pursuant to the laws of ___________________, and has the corporate power and authority to enter into and perform this Guaranty.

           (ii) The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action on the part of Guarantor, does not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Guarantor except such as have been duly obtained, and this Guaranty will not contravene any applicable law or corporate charter or by-law, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon the property of Guarantor under, any indenture, mortgage, contract or other agreement to which Guarantor is a party or by which it may be bound or affected.

           (iii) Neither the execution and delivery by Guarantor of this Guaranty, nor the consummation of the transactions by Guarantor contemplated hereby, nor the performance of the obligations hereunder or under any other documents contemplated hereby or thereby by Guarantor requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, United States Federal, state, or foreign governmental authority or agency.

           (iv) This Guaranty has been duly executed and validly delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms except as the enforcement of this Guaranty may be affected by applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally.

           (v) There are no pending or, to Guarantor's knowledge, threatened actions or proceedings before any court or administrative agency which might materially adversely affect the consolidated financial condition, business or operations of Guarantor, or the ability of Guarantor to perform its obligations under this Guaranty.

           (vi) No broker's or finder's fees or commissions or advisory fees are or may become payable in connection with this Guaranty or the Assumption Agreement or, if any such fee is payable, such fee will be the responsibility of Guarantor.

           (vii) On the date hereof the Trust Estate will be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to Guarantor.

           (viii) Guarantor is (A) a Citizen of the United States (or has effected a voting trust agreement, voting powers agreement or other similar arrangement) and (B) a bank,





                              EXHIBIT D - PAGE 2
insurance company, financial institution or domestic corporation the net worth of which is at least $50,000,000.

           3. Guaranty. (a) Guarantor hereby unconditionally and irrevocably guarantees, not merely as surety but as obligor:

                 (i) the due and punctual payment of any and all sums which are payable by Transferee pursuant to any provision of the Assumption Agreement (and in particular, Section 4 thereof) and the Participation Agreement, the Tax Indemnity Agreement and any other Operative Document assumed by Transferee pursuant to the Assumption Agreement (collectively, the "Guaranteed Agreements"), and

                 (ii) the due and punctual performance of and compliance with and observance of all other obligations, covenants, warranties and undertakings of or conditions contained in or arising under the Guaranteed Agreements binding upon or made by Transferor and assumed by Transferee under the Assumption Agreement, in each case, whether or not Guarantor shall have contributed funds to Lessor or Transferee, as the case may be, for such payment or performance by Lessor or Transferee (such payments and other obligations guaranteed hereunder hereinafter referred to as the "Obligations").

           (b) Guarantor agrees that this Guaranty is an unconditional and absolute guaranty of payment and performance (not merely enforceability) and that its undertakings hereunder are not contingent upon your bringing any action against Transferee or resorting to any security and hereby expressly waives any claim that its undertakings hereunder are so contingent.

           (c) Guarantor hereby waives promptness, diligence, demand and all notices whatsoever as to the obligations and covenants guaranteed hereby and acceptance of this Guaranty, and waives any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned, and agrees that it shall not be required to consent to, or receive any notice of, any amendment or modification of, or waiver, consent or extension with respect to, the Guaranteed Agreements that may be made or given as provided therein.

           (d) Guarantor agrees to pay any costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by the beneficiaries hereof in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty.

           (e) Guarantor understands and agrees that its obligations hereunder shall be construed as continuing, absolute and unconditional without regard to (i) the validity, regularity or enforceability of any Operative Document, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or





                              EXHIBIT D - PAGE 3
from time to time held by any beneficiary hereof, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by Transferee against any beneficiary hereof or (iii) any other circumstances whatsoever (with or without notice to or knowledge of Transferee or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Transferee for the Obligations, or of Guarantor under this Guaranty, in bankruptcy or in any other instance.

           4. Quiet Enjoyment. So long as no Event of Default shall have occurred and be continuing, Guarantor will not permit Transferee or Lessor to take or cause to be taken any action contrary to Lessee's rights under the Lease, including, without limitation, Lessee's rights to possession and use of the Aircraft.

           5. No Discharge. The obligations of Guarantor hereunder are absolute, unconditional and irrevocable and will not be discharged by, and this Guaranty shall remain in full force and effect notwithstanding: (a) the assignment, conveyance or other transfer by Guarantor of any or all of its interest in or capital stock of Transferee, unless such assignment, conveyance or transfer of all of its interest is to a transferee meeting the requirements set forth in Section 8(n) of the Participation Agreement and otherwise complies with the requirements for a transfer as set forth in Section 8(n) of the Participation Agreement, in which event Guarantor shall be discharged from any and all liabilities arising hereunder (to the extent such liabilities arise after such transfer); (b) the assignment, conveyance or other transfer by Transferee of any or all of its interest in the Trust Estate (as defined in the Trust Agreement), unless such assignment, conveyance or transfer of all of its interest is to a transferee meeting the requirements set forth in Section 8(n) of the Participation Agreement and otherwise complies with the requirements for a transfer as set forth in Section 8(n) of the Participation Agreement, in which event Guarantor shall be discharged from any and all liabilities arising hereunder (to the extent such liabilities arise after such transfer) unless Guarantor guarantees the obligations of the transferee under Section 8(n) of the Participation Agreement; (c) the assignment, conveyance or other transfer by Lessor of any or all of its interest in the Aircraft; (d) any extension or renewal with respect to any obligation of Transferee or Lessor under the Guaranteed Agreements; (e) any modification of, or amendment or supplement to, any of the Guaranteed Agreements; (f) any furnishing or acceptance of additional security or any release of any security; (g) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to Transferee or Lessor, or any change in the structure of Transferee or Lessor; or (h) any insolvency, bankruptcy, reorganization, arrangement, composition, liquidation, dissolution, or similar proceedings with respect to the Trustee or Transferee; or any other occurrence whatsoever, except payment in full of all amounts payable by Transferee under the Guaranteed Agreements and performance in full of all Obligations of Transferee in accordance with the terms and conditions of the Guaranteed Agreements.

           6. Reinstatement. Guarantor agrees that this Guaranty shall be automatically reinstated with respect to any payment made prior to any termination of the Guaranty by or on behalf of Transferee pursuant to the Participation Agreement or the other





                              EXHIBIT D - PAGE 4

Operative Documents to which Transferee is a party if and to the extent that such payment is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

           7. No Subrogation. Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by any beneficiary hereof, Guarantor shall not be entitled to be subrogated to any of the rights of any beneficiary hereof against Transferee or any collateral, security or guarantee or right of set-off held by any beneficiary hereof for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any reimbursement from Transferee in respect of payment made by Guarantor hereunder, until all amounts and performance owing to the beneficiaries hereof by Transferee on account of the Obligations are paid and performed in full.

           8. Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           9. Miscellaneous. This Guaranty shall: (a) be binding upon Guarantor, its successors and assigns; (b) inure to the benefit of, and be enforceable by, Lessee, Trust Company, Indenture Trustee, and Loan Participants, and their respective successors and assigns and each other holder from time to time of any interest in the Aircraft or the Operative Documents, but shall not, and is not intended to, create rights in any other third parties; (c) not be waived, amended or modified without the written consent of Lessee, Trust Company, Indenture Trustee, and Loan Participants; (d) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; and (e) subject to Section 6 hereof, remain in full force and effect until, and shall be terminated upon (1) the payment in full of all sums payable by Transferee, as the case may be, under the Guaranteed Agreements, and by Guarantor hereunder, and performance in full of Transferee, in accordance with the terms and provisions of the Guaranteed Agreements and Guarantor in accordance with the terms of this Guaranty or (2) the date on which Transferee shall meet the requirements set forth in Section 8 of the Participation Agreement without benefit of this Guaranty; provided that Guarantor hereby covenants and agrees that if Transferee shall at any time thereafter (while Transferee shall be Owner Participant under the Participation Agreement) fail to meet such requirements, Guarantor shall immediately reinstate this Guaranty or execute and deliver to the addressees of this Guaranty a guaranty substantially identical hereto. All notices to, or requests of, demands on and other communications with Guarantor shall be made as set forth in the Participation Agreement.

                    [rest of page intentionally left blank]





                              EXHIBIT D - PAGE 5

                                        Very truly yours,

                                        [GUARANTOR]


                                        By:______________________________
                                        Name:
                                        Title:





                                [SIGNATURE PAGE]





                              EXHIBIT D - PAGE 6

                                                                    EXHIBIT E TO
                                                                   PARTICIPATION
                                                                       AGREEMENT

                     FORM OF OPINION OF TRANSFEREE COUNSEL

                                                      _____________ ___, _______

To Each of the Persons Named on
Schedule A Attached Hereto

     Re: Transfer of Interest in one Boeing Model 757-251 Aircraft, and Operative Documents related to Acquisition Thereof on


Ladies and Gentlemen:

           We have acted as [special][internal] counsel to [Transferee], a _____________ corporation (the "Transferee"), in connection with the transfer by [Transferor], a __________________ corporation (the "Transferor") to Transferee, of all of its right, title and interest in and to the Aircraft and the Operative Documents to which the Transferor is a party or by which it is bound (collectively, the "Transferee Documents") and the assumption by the Transferee of the Transferor's obligations thereunder. The transfer is being accomplished by an Assignment and Assumption Agreement, dated as of ____________ ____, _____ made by the Transferee and agreed to and acknowledged by the Transferor (the "Assumption Agreement"). Capitalized terms used but not otherwise defined herein are defined as set forth in or by reference in the Participation Agreement referred to in the Assumption Agreement.

           In connection with the opinions expressed herein, we have examined executed counterparts of the Transferee Documents. We have also examined and relied upon the accuracy of the originals or certified, conformed, photocopied or telecopied copies of such corporate records, certificates, instruments and other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of signatures (other than those of the Transferee) on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, photocopied or telecopied copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to all matters of fact material to our opinions, we have, when relevant facts were not independently established, relied upon representations and warranties contained in the Operative Documents and upon the statements and certificates furnished to us.

           Based upon and subject to the foregoing and the matters hereinafter set forth, we are of the opinion that:





                              EXHIBIT E - PAGE 1

           1. The Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of ______________.

           2. The Transferee has full corporate power, authority and legal right to carry on its business as now conducted and is duly authorized and empowered to [execute and deliver] the Transferee Documents and to perform its obligations thereunder in accordance with the conditions and provisions thereof.

           3. The execution, delivery and performance by the Transferee of the Transferee Documents have been duly authorized by the Transferee[, and each of the Transferee Documents has been duly executed and delivered by it].

           4. No filing with, notice to or authorization or approval from any governmental or public body or authority of the United States of America or the State of ____________ is required in connection with the execution, delivery and performance by the Transferee of the Transferee Documents.

           5. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Transferee) pending or, to our knowledge, threatened against or affecting the Transferee or any property rights of the Transferee at law or in equity or before any court, commission or other administrative agency or instrumentality, which, either individually or in the aggregate, if determined adversely would materially affect the condition, financial or otherwise, of the Transferee or its ability to perform its obligations under the Transferee Documents; and, to our knowledge, the Transferee is not in default with respect to any order or decree of any court or governmental commission, agency or instrumentality which would materially affect the condition, financial or otherwise, of the Transferee or its ability to perform its obligations under the Transferee Documents.

           6. Neither the execution and delivery by the Transferee of the Transferee Documents nor the consummation of the transactions therein contemplated or the fulfillment of or compliance with, the terms and provisions thereof will conflict with or result in a breach of, any of the terms, conditions or provisions of (i) any law or regulation of the United States of America or the State of ____________, or (ii) to the best of our knowledge, any order, injunction or decree of any court or governmental instrumentality binding upon the Transferee, or (iii) the Certificate of Incorporation or the By-Laws of the Transferee or (iv) to the best of our knowledge, any bond, debenture, note, mortgage, indenture, agreement or other instrument to which the Transferee is now a party or by which it or its property may be bound, or would constitute (with the giving of notice or the passage of time or both) a default thereunder or result in the creation or imposition of any lien, charge, security interest or other encumbrance (except as expressly contemplated by the Operative Documents) or any nature whatsoever upon the Aircraft pursuant to the terms of any such agreement or instrument.

           7. Each of the Transferee Documents constitutes a legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with the terms thereof, except as the enforceability thereof may be limited by (a) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law),




                              EXHIBIT E - PAGE 2

(b) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (c) public policy considerations (in the case of the indemnity provisions contained therein).

           8. Neither the execution and delivery by the Transferee of the Transferee Documents, nor the consummation by the Transferee of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action with respect to, any governmental authority or agency of the United States of the State of _______________.

           We express no opinion as to the laws of any jurisdiction other than the laws of the State of ______________ and the federal laws of the United States of America. We note that the Trust Agreement is governed by the laws of the State of Utah. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the Trust Agreement, we have assumed for purposes of such opinions (notwithstanding the express provisions of such agreements to the contrary) that such agreement is governed by the laws of the State of ______________ and we express no opinion as to the enforceability of the choice of law provisions in such agreement. In addition, we express no opinion herein as to (i) any federal or state securities laws,
(ii) any tax laws, (iii) any aviation laws, (iv) any laws, statutes, rules or regulations applicable to the particular nature of the equipment acquired by the Owner Trustee pursuant to the Participation Agreement or the Purchase Agreement Assignment and (v) ERISA or any other pension and employee benefit laws, rules or regulations. In addition, we express no opinion as to title in or to the Trust Estate on the part of any Person.

           Insofar as our opinions expressed herein relate to the Tax Indemnity Agreement, such opinions are addressed and are being rendered solely to Lessee.

           In rendering the opinions expressed herein, we have assumed that (a) each of the Transferee Documents has been duly authorized, executed and delivered by the respective parties thereto (other than the Transferee) and constitutes a legal, valid and binding obligation of each of such parties (other than the Transferee) enforceable against each of such parties in accordance with the terms thereof, (b) each of such parties (other than the Transferee) has the requisite power, authority and legal right to enter into and perform its respective obligations under the Transferee Documents and (c) the transactions provided for in the Transferee Documents are not within the prohibitions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

           This opinion is furnished by us at the request of the Transferee, with their consent for the sole benefit of the addressees hereof, each of whom we understand and agree may rely upon the opinions set forth herein. No other person or entity is entitled to rely on this opinion without our express written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                        Very truly yours,





                              EXHIBIT E - PAGE 3

                                   SCHEDULE A
[Lessee]

[Trust Company]

[Indenture Trustee]

[Loan Participants]





                             SCHEDULE A - PAGE 1